UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12

BANCORPSOUTH, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
March 21, 2008
TO THE SHAREHOLDERS OF
  BANCORPSOUTH, INC.
     On Wednesday, April 23, 2008, at 9:30 a.m. (Central Time), the annual meeting of shareholders of BancorpSouth, Inc. will be held at the BancorpSouth Conference Center, 387 East Main Street, Tupelo, Mississippi 38804. You are cordially invited to attend and participate in the meeting.
     Please read our enclosed Annual Report to Shareholders and the attached Proxy Statement. They contain important information about BancorpSouth and the matters to be addressed at the annual meeting.
     Whether you plan to attend the meeting or not, I urge you to vote your proxy as soon as possible to assure your representation at the meeting. For your convenience, you can vote your proxy in one of the following ways:
•	Use the Internet at the web address shown on your proxy card;

•	Use the telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.
     Instructions regarding each method of voting are contained in the Proxy Statement and on the enclosed proxy card. If you attend the annual meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised.
     I look forward to seeing you at this year’s annual meeting.
Sincerely,
AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer
Enclosures:
1. Proxy Card and Business Reply Envelope
2. Annual Report to Shareholders
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR PROXY BY INTERNET,
TELEPHONE OR BY COMPLETING, SIGNING, DATING
AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY.

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 23, 2008
TO THE SHAREHOLDERS OF
  BANCORPSOUTH, INC.
     The annual meeting of shareholders of BancorpSouth, Inc. will be held on Wednesday, April 23, 2008, at 9:30 a.m. (Central Time) at the BancorpSouth Conference Center, 387 East Main Street, Tupelo, Mississippi 38804 for the following purposes:
(1)	To elect four directors;

(2)	To ratify the Audit Committee’s selection of the accounting firm of KPMG LLP as the independent registered public accounting firm of BancorpSouth, Inc. and its subsidiaries for the year ending December 31, 2008;

(3)	To approve the Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors; and

(4)	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
     The Board of Directors has fixed the close of business on March 3, 2008 as the record date for determining shareholders entitled to notice of and to vote at the meeting.
By order of the Board of Directors,
AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer
March 21, 2008
IMPORTANT:
     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE YOUR PROXY BY INTERNET, TELEPHONE OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

Counting of Votes	45
Section 16(a) Beneficial Ownership Reporting Compliance	45
Shareholder Nominations and Proposals	45
Householding of Proxy Materials and Annual Reports	46
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting	47
Miscellaneous	47

One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
PROXY STATEMENT
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
     This Proxy Statement is furnished in connection with the solicitation of proxies by our Board of Directors, to be voted at our annual meeting of shareholders to be held at the BancorpSouth Conference Center, 387 East Main Street, Tupelo, Mississippi 38804 on April 23, 2008, at 9:30 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying form of proxy card are first being sent to shareholders on or about March 21, 2008.
     If your proxy is properly given and not revoked, it will be voted in accordance with the instructions, if any, given by you, and if no instructions are given, it will be voted (i) “FOR” the election as directors of the nominees listed in this Proxy Statement, (ii) “FOR” ratification of the Audit Committee’s selection of the accounting firm of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008, (iii) “FOR” approval of the Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, and (iv) in accordance with the recommendations of our Board of Directors on any other proposal that may properly come before the annual meeting.
     Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning the enclosed proxy card, but not by more than one method. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Shareholders who vote by proxy using any method before the annual meeting have the right to revoke the proxy at any time before it is exercised by submitting a written request to us or by voting another proxy at a later date. The grant of a proxy will not affect the right of any shareholder to attend the meeting and vote in person. For a general description of how votes will be counted, please refer to the section below entitled “GENERAL INFORMATION – Counting of Votes.”
     Pursuant to the Mississippi Business Corporation Act and our governing documents, a proxy to vote submitted by Internet or telephone has the same validity as one submitted by mail. To submit your proxy to vote by Internet, you need to access the website www.proxyvotenow.com/bxs, enter the 9-digit control number found on the enclosed proxy card and follow the instructions on the website. To submit your proxy to vote by telephone, call 1-866-257-2279, enter the 9-digit control number on the enclosed proxy card and follow the instructions. You may submit your proxy to vote by Internet or telephone at anytime until 2:00 a.m. (Central Time) on April 23, 2008 and either method should not require more than a few minutes to complete. To submit your proxy to vote by mail, please complete, sign, date and return the enclosed proxy card in the enclosed business reply envelope.
     If your shares are held in “street name” through a broker, bank or other holder of record, you will receive instructions from the registered holder that you must follow in order for your shares to be voted for you by that record holder. Each method of voting listed above is offered to shareholders who own their shares through a broker, bank or other holder of record. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that may properly come before the annual meeting.
     The close of business on March 3, 2008 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at this year’s annual meeting. As of such date, we had 500,000,000 authorized shares of common stock, $2.50 par value, of which 82,375,948 shares were outstanding. Each share of our common stock is entitled to one vote. The common stock is our only outstanding voting stock. Holders of a majority of the outstanding shares of our common stock must be present, in person or by proxy, to constitute a quorum for the transaction of business at the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
     Our Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Directors are elected by a plurality of the votes cast by the holders of shares of common stock represented at a meeting at which a quorum is present. The holders of our common stock do not have cumulative voting rights with respect to the election of directors. Consequently, each shareholder may cast one vote per share for each nominee.
     Unless a proxy specifies otherwise, the persons named in the proxy shall vote the shares covered by the proxy for the nominees listed below. Should any nominee become unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by the current Board of Directors.
Nominees
     The Board of Directors has nominated the four individuals named below under the caption “Class II Nominees” for election as directors to serve until the annual meeting of shareholders in 2011 or until their earlier retirement in accordance with our retirement policy for directors. Our retirement policy for directors provides that a director may not stand for re-election to the Board after reaching his 70th birthday, unless the Board determines that we would significantly benefit from such director serving another term because of his advice, expertise and influence. Pursuant to this policy, the Board has determined that we would significantly benefit from having each of W. G. Holliman, Jr. and Turner O. Lashlee serve another term.
     At the end of a director’s term, the Board may, in its discretion, re-nominate that director for another term. If the Board does not re-nominate a former director for another term after his 70th birthday or such person is not re-elected by our shareholders, the person would then serve as a Director Emeritus for a one-year term, and be eligible for re-election as a Director Emeritus by the Board annually. A Director Emeritus does not have the authority of a director and does not meet with the Board, but is given this title in honor of past service.
     Each nominee has consented to be a candidate and to serve as a director if elected.
     The following table shows the names, ages, principal occupations and other directorships of the nominees designated by the Board of Directors to become directors and the year in which each nominee was first elected to the Board of Directors:
Class II Nominees – Term Expiring in 2011

			Director
Name	Age	Principal Occupation/Other Directorships	Since
W. G. Holliman, Jr.	70	Chairman of the Board and Former Chief Executive Officer (1996-2008), Furniture Brands International, Inc., St. Louis, Missouri and Tupelo, Mississippi (furniture manufacturer)	1994
James V. Kelley	58	Chief Operating Officer and President of BancorpSouth, Inc. and BancorpSouth Bank; Director, Murphy Oil Corporation, El Dorado, Arkansas (integrated oil company)	2000
Turner O. Lashlee	71	Chairman of the Board, Lashlee-Rich, Inc., Humboldt, Tennessee (general construction)	1992
Alan W. Perry	60	Attorney at Law, Forman, Perry, Watkins, Krutz & Tardy LLP, Jackson, Mississippi	1994
Continuing Directors
     Each person named below will continue to serve as a director until the annual meeting of shareholders in the year indicated for the expiration of his term. Shareholders are not voting on the election of the Class I and Class III directors listed below. The following tables show the names, ages, principal occupations and other directorships of each continuing director, and the year in which each was first elected to the Board of Directors:

Class I Directors – Term Expiring in 2009

			Director
Name	Age	Principal Occupation/Other Directorships	Since
Hassell H. Franklin	72	Chief Executive Officer, Franklin Corp., Houston, Mississippi (furniture manufacturer)	1974
Robert C. Nolan	66	Chairman of the Board, Deltic Timber Corporation, El Dorado, Arkansas (timber production); Managing Partner, Munoco Company, El Dorado, Arkansas (oil and gas exploration and production)	2000
W. Cal Partee, Jr.	63	Partner, Partee Flooring Mill, Oil and Timber Investments, Magnolia, Arkansas (oil and lumber production)	2000
Travis E. Staub*	75	Retired, Fulton, Mississippi; Construction/engineering consultant, Fulton, Mississippi (2003-2004)	1975

*	Mr. Staub will retire immediately following the 2008 annual meeting of shareholders.
Class III Directors – Term Expiring in 2010

			Director
Name	Age	Principal Occupation/Other Directorships	Since
Larry G. Kirk	61	Retired, Tupelo, Mississippi; Former Chairman of the Board and Chief Executive Officer (1996-2005), Hancock Fabrics, Inc., Tupelo, Mississippi (fabric retailer and wholesaler)	2002
Guy W. Mitchell, III	64	President and Attorney at Law, Mitchell, McNutt and Sams, P.A., Tupelo, Mississippi	2003
R. Madison Murphy	50	Director, Murphy Oil Corporation, El Dorado, Arkansas (integrated oil company); Director, Deltic Timber Corporation, El Dorado, Arkansas (timber production); Managing Member, Murphy Family Management, LLC, El Dorado, Arkansas (investments)	2000
Aubrey B. Patterson	65	Chairman of the Board and Chief Executive Officer of BancorpSouth, Inc. and BancorpSouth Bank; Director, Furniture Brands International, Inc., St. Louis, Missouri and Tupelo, Mississippi (furniture manufacturer)	1983
     Each of the nominees and continuing directors has had the principal occupation indicated for more than five years unless otherwise indicated.
Required Vote
     Assuming the presence of a quorum, directors will be elected by a plurality of the votes cast by the holders of shares of common stock represented at the annual meeting and entitled to vote. However, pursuant to our Amended and Restated Bylaws, as amended in 2007, any nominee for director who receives a greater number of “withheld” votes than “for” votes shall promptly following certification of the shareholder vote tender his resignation. The Nominating Committee will consider the resignation offer(s) and make a recommendation to the Board of Directors whether to accept such offer(s) and the Board will act on such recommendation within 90 days after certification of the shareholder vote. Any director who tenders his resignation shall not participate in the Nominating Committee recommendation or Board action regarding whether to accept the resignation offer.
The Board of Directors recommends that shareholders vote
“FOR” each of the Class II nominees.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of the Board of Directors selected the accounting firm of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008 and seeks ratification of the selection by our shareholders. This firm has served as our independent registered public accounting firm since 1973.
     In addition to rendering audit services for the year ended December 31, 2007, KPMG LLP performed various other services for us and our subsidiaries. The aggregate fees billed for the services rendered to us by KPMG LLP for the years ended December 31, 2007 and December 31, 2006 were as follows:

	2007	2006
Audit Fees(1)	$777,500	$781,000
Audit-Related Fees(2)	47,000	68,000
Tax Fees	––	––
All Other Fees	––	––

Total	$824,500	$849,000

(1)	The Audit Fees for the years ended December 31, 2007 and 2006 consisted principally of fees for professional services in connection with the audits of our consolidated financial statements and the audit of internal control over financial reporting as well as various statutory and compliance audits.

(2)	The Audit-Related Fees for the years ended December 31, 2007 and 2006 consisted principally of fees for audits of financial statements of certain employee benefit plans.
     All audit and non-audit services performed by KPMG LLP must be pre-approved by the Audit Committee. The Audit Committee specifically reviews and pre-approves each audit and non-audit service provided by KPMG LLP prior to its engagement to perform such services. The Audit Committee has not adopted any other pre-approval policies or procedures.
     Shareholder ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008 is not required by our Amended and Restated Bylaws, as amended, or otherwise. Nonetheless, the Board of Directors has elected to submit the selection of KPMG LLP to our shareholders for ratification. If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote. If the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008 is not ratified, the matter will be referred to the Audit Committee for further review.
     Representatives of KPMG LLP will be at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
The Board of Directors recommends that shareholders vote “FOR”
ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2008.

PROPOSAL 3: AMENDMENT TO OUR 1995 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
Introduction
     Our Board of Directors has adopted an Amendment (the “Amendment”) to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the “Directors Option Plan”). The descriptions and explanations in this proposal are qualified in their entirety by reference to the full text of the Amendment, which is attached hereto as Appendix A. If the Amendment is approved by the shareholders at the annual meeting, it will become effective without further action in accordance with its terms and conditions. The Directors Option Plan is administered by the Nominating Committee.
     Currently under the Directors Option Plan, 564,000 shares of common stock have been reserved for issuance under awards, of which 475,964 shares are either subject to outstanding awards or have been issued. The Directors Option Plan provides for automatic annual grants to non-employee directors of stock options that are not qualified as incentive stock options under the Internal Revenue Code.
Explanation of Changes
     The purpose of the Amendment is to (i) provide for awards of non-qualified stock options, restricted stock and restricted stock units, (ii) eliminate the automatic grant of stock options and provide discretion to the Nominating Committee to determine the awards made under the plan, (iii) limit the number of shares of our common stock that may be issued as awards each year, and (iv) increase the number of shares of our common stock that are available for award under the plan by 400,000 shares to a total of 964,000 shares. A grant of restricted stock is an award of our common stock that is subject to forfeiture until the conditions for vesting stated in the award are satisfied, and the recipient immediately becomes a shareholder of the company. A restricted stock unit provides the recipient the right to receive our common stock upon the achievement of conditions stated in the award. The recipient is not a shareholder until such conditions are satisfied.
General Description of Directors Option Plan
     The purpose of the Directors Option Plan is to maintain our ability to attract and retain the services of experienced and highly qualified non-employee directors and to enhance long-term shareholder value by more closely aligning the interests of non-employee directors with those of the shareholders. Currently, the Directors Option Plan only provides to each director who is not employed by us a non-qualified stock option grant to purchase 3,600 shares of our common stock. If the Amendment is approved by the shareholders at the annual meeting, this feature will be eliminated. Instead, our Nominating Committee will have the discretion to grant each non-employee director non-qualified options to purchase our common stock (not to exceed 10,000 shares), restricted shares of our common stock (not to exceed 5,000 shares) and/or restricted stock units representing the right to receive shares of our common stock (not to exceed 5,000 shares). Subject to the limits noted above, if the Amendment is approved, the types of awards granted and number of shares underlying each award will be determined in the sole discretion of the Nominating Committee. As of March 21, 2008, ten of our directors were eligible to participate in the Directors Option Plan; however, after Mr. Staub’s retirement immediately following the 2008 annual meeting of shareholders, nine of our directors will be able to participate.
     Non-qualified stock options become fully vested upon the annual meeting of shareholders following the date of grant, provided the individual remains a director until that time. The exercise price of all non-qualified stock options granted under this plan is the fair market value of common stock on the grant date. Each non-qualified stock option will expire ten years after the grant date, unless canceled sooner as a result of termination of service (but not normal retirement) or death. The Directors Option Plan will continue indefinitely until terminated by the Board of Directors.
     Once a non-qualified stock option has become exercisable, the individual may purchase shares of our common stock by paying the exercise price in cash, shares of common stock or in other consideration acceptable to the Board of Directors. No additional payment is required for awards of restricted stock and restricted stock units. Subject to limitations on “golden parachute” payments described in Sections 280G and 4999 of the Internal Revenue Code, awards become fully vested upon the occurrence of a merger or certain other corporate events in which we experience a change of control.

     As of January 31, 2008, non-qualified stock options to exercise 475,964 shares of common stock have been granted under the Directors Option Plan, of which 160,364 options have been exercised. Based upon the closing sale price of our common stock on March 14, 2008, the aggregate market value of the 315,600 shares of common stock underlying outstanding non-qualified stock options granted pursuant to the Directors Option Plan was approximately $7,227,240.
New Plan Benefits
     Because awards under the Directors Option Plan will be granted at the discretion of the Nominating Committee, it is not possible to determine the amount of awards that will be granted if the Amendment is approved or the amount of awards that would have been received by non-employee directors in 2007 if the Amendment had been in effect. The Nominating Committee has not approved any awards under the Directors Option Plan that are conditioned upon shareholder approval of the Amendment.
Federal Income Tax Consequences
     The tax consequences to us and our directors will vary with the type of award. Generally, a director will not recognize income and we are not entitled to take a deduction upon the grant of non-qualified stock options, restricted stock or restricted stock units under the Directors Option Plan.
     Upon exercise of a non-qualified stock option, the director recognizes ordinary income in an amount equal to the difference between the fair market value of the common stock and the exercise price paid. The director is also subject to capital gains treatment on the gain realized pursuant to a subsequent sale of the common stock acquired upon exercise of a non-qualified stock option. For this purpose, the director’s basis in the common stock is its fair market value at the time the non-qualified stock option is exercised. We are not entitled to a tax deduction upon the grant of a non-qualified stock option under the Directors Option Plan. We are generally entitled to take a deduction for the ordinary income that is recognized by a director upon exercise of a non-qualified stock option in the same amount and at the time of such recognition.
     With respect to awards of restricted stock and restricted stock units, directors will recognize ordinary income based on the market value of common stock at the time it becomes vested or earned under an award. However, directors can make an election under Section 83(b) of the Internal Revenue Code to be taxed at the time that restricted stock is granted. This election is not available for restricted stock units. In either case, the director is also subject to capital gains treatment on the subsequent sale of the common stock acquired through an award of restricted stock or restricted stock units. For this purpose, the director’s basis in the common stock is its fair market value at the time the common stock subject to the award becomes vested. If an election under Section 83(b) is made, the director’s basis in the common stock is determined at the time the restricted stock was transferred. We will receive a deduction for the amount constituting ordinary income to the director for restricted stock and restricted stock units.
Required Vote
     Assuming the presence of a quorum, approval of the Amendment requires the affirmative vote of the majority of the shares represented at the annual meeting and entitled to vote.
The Board of Directors recommends that shareholders vote “FOR”
approval of the proposed Amendment to our
1995 Non-Qualified Stock Option Plan for Non-Employee Directors.

EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information as of December 31, 2007 with respect to compensation plans (including individual compensation arrangements) under which shares of our common stock are authorized for issuance:

	Number of Securities		Number of Securities
	to be Issued upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance under
	Outstanding Options,	Outstanding Options,	Equity Compensation
Plan Category	Warrants and Rights	Warrants and Rights	Plans(1)
Equity Compensation Plans Approved by Shareholders (2)	3,019,319	$21.14	2,155,415
Equity Compensation Plans Not Approved by Shareholders (3)	87,322	14.78	438,459

Total	3,106,641	$20.96	2,593,874

(1)	Excludes shares to be issued upon exercise of outstanding options and rights.

(2)	The plans that have been approved by our shareholders include our 1994 Stock Incentive Plan, as amended and restated, 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended and restated, Director Stock Plan and Executive Performance Incentive Plan.

(3)	The plans that have not been approved by our shareholders include the 1998 Stock Option Plan and certain plans and agreements assumed with the merger of Business Holding Corporation, which was effective December 31, 2004.

CORPORATE GOVERNANCE
Director Attendance at Board, Committee and Annual Meetings
     During 2007, our Board of Directors held eight meetings. Each director attended at least 75% of the total of all meetings of the Board of Directors and all committees on which such director served. We encourage our Board members to attend the annual meeting of shareholders. In 2007, all of our directors attended the annual meeting of shareholders in person, except that, because of inclement weather, Messrs. Murphy, Nolan and Partee were only able to listen to the annual meeting via webcast.
Committees of the Board of Directors
     The Board of Directors has established four standing committees – the Executive Committee, the Audit Committee, the Executive Compensation and Stock Incentive Committee and the Nominating Committee. A copy of the charter of each of these committees, except for the Executive Committee, is available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.”
     The following table shows the current membership of each committee of the Board of Directors:

Executive
Compensation and
	Executive		Stock Incentive	Nominating
Director	Committee	Audit Committee	Committee	Committee
Hassell H. Franklin	X		X	Chair
W. G. Holliman, Jr.	X			X
James V. Kelley	X
Larry G. Kirk		Chair
Turner O. Lashlee	X		X	X
Guy W. Mitchell, III
R. Madison Murphy		X
Robert C. Nolan	X		X	X
W. Cal Partee, Jr.		X
Aubrey B. Patterson	Chair
Alan W. Perry
Travis E. Staub*	X		Chair	X

*	Mr. Staub will retire immediately following the 2008 annual meeting of shareholders. At the 2008 annual meeting of the Board of Directors that follows the annual meeting of shareholders, the Board of Directors will approve the appointment of a new Chair of the Executive Compensation and Stock Incentive Committee to replace Mr. Staub.
     Executive Committee. The Executive Committee acts on behalf of the Board of Directors on all matters concerning the management and conduct of our business and affairs, except those matters enumerated in the charter of the Executive Committee and those matters reserved to the Board of Directors under state law. Generally, the Executive Committee meets monthly. The Executive Committee held seven meetings during 2007.
     Audit Committee. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 that is responsible for, among other things:
•	Monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements and our financial reporting process and systems of internal controls;

•	Monitoring the work of the Audit/Loan Review Committee of BancorpSouth Bank;

•	Evaluating the independence and qualifications of our independent registered public accounting firm;

•	Evaluating the performance of our independent registered public accounting firm and our internal auditing department;

•	Providing an avenue of communication among our independent registered public accounting firm, management, our internal audit department, our subsidiaries and our Board of Directors; and

•	Selecting, engaging, overseeing, evaluating and determining the compensation of our independent registered public accounting firm.
     This committee’s performance is evaluated annually. The Board of Directors has determined that each member of the Audit Committee is independent under the listing standards of the New York Stock Exchange. Our Board of Directors has also determined that each of Messrs. Kirk and Murphy is an “audit committee financial expert” as defined in regulations adopted by the Securities and Exchange Commission. The Audit Committee held thirteen meetings during 2007.
     Executive Compensation and Stock Incentive Committee. Pursuant to the charter of the Executive Compensation and Stock Incentive Committee, the Executive Compensation and Stock Incentive Committee reviews corporate goals and objectives relevant to the compensation of our Named Executive Officers (as identified in the section below entitled “EXECUTIVE COMPENSATION – Summary Compensation Table”), evaluates the performance of our Named Executive Officers and determines the salary, benefits and other compensation of our Named Executive Officers. After consultation with management, this committee makes recommendations to the Board of Directors with respect to the salaries, benefits and other compensation of our executive officers other than the Named Executive Officers. The committee, or a subcommittee thereof, also administers our Home Office Incentive Plan, 1994 Stock Incentive Plan, as amended and restated, 1998 Stock Option Plan and Executive Performance Incentive Plan.
     This committee has the sole authority to retain, at our expense, any compensation consultant to assist in the evaluation of executive officer compensation and to approve such consultant’s fees and other retention terms. In addition, the committee also has authority to obtain advice and assistance from internal or external legal, accounting or other advisors as it deems necessary to carry out its duties, at our expense, without prior approval of the Board of Directors or management.
     The activities of this committee must be conducted in accordance with the policies and principles set forth in our Corporate Governance Principles and this committee’s performance is evaluated annually. On occasion, the Chief Executive Officer attends Executive Compensation and Stock Incentive Committee meetings. The Chief Executive Officer provides information to the Executive Compensation and Stock Incentive Committee concerning the executive officers, discusses performance measures relating to executive officer compensation and makes recommendations to the Executive Compensation and Stock Incentive Committee concerning the compensation of the executive officers. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange. This committee held five meetings during 2007.
     Nominating Committee. The Nominating Committee identifies and recommends to the Board nominees for election to the Board consistent with criteria approved by the Board, and recommends to the Board of Directors nominees for election to the Board and for appointment to its committees. This committee also maintains and periodically reviews our Corporate Governance Principles, oversees the annual evaluation of the Board and management and reviews and recommends to the Board for approval in advance all “related person” transactions between us and any of our “related persons.” Pursuant to its charter, the committee also reviews and approves at least every two years the compensation paid to non-employee directors and, in accordance with such authority, administers our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended and restated, and Director Stock Plan, as amended and restated. This committee’s performance is evaluated annually. The Board of Directors has determined that each committee member is independent under the listing standards of the New York Stock Exchange. The Nominating Committee held four meetings during 2007.

Executive Sessions
     In order to promote open discussion among the non-management directors, we schedule regular executive sessions in which those directors meet without management participation. Unless a majority of the Board of Directors designates a presiding director, the Chairman of the Nominating Committee, currently Mr. Franklin, presides at these meetings. In addition, an executive session of independent (as defined in the listing standards of the New York Stock Exchange), non-management directors is held at least twice each year.
Communications with the Board of Directors
     You may send communications to the Board of Directors, the presiding director of the non-management directors, the non-management directors as a group or any individual director by writing to the Board of Directors or an individual director in care of the Corporate Secretary at One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The Corporate Secretary will directly forward written communications addressed to the entire Board of Directors to the Chairman of the Nominating Committee, written communications addressed to the non-management directors to the non-management directors and all other written communications to the individual director(s) to whom they are addressed.
Governance Information
     In addition to the committee charters described above, our Corporate Governance Principles and our Code of Business Conduct and Ethics are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” These materials, including the committee charters described above, are also available in print to any shareholder upon request. Such requests should be sent to the following address:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
Director Independence
     The Board of Directors reviews the independence of all directors and affirmatively makes a determination as to the independence of each director on an annual basis. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board of Directors broadly considers all relevant facts and circumstances when making independence determinations. To assist the Board of Directors in determining whether a director is independent, the Board of Directors has adopted Director Independence Standards, which are attached as Appendix B to this Proxy Statement and are also available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” The Board of Directors has determined that each of Messrs. Franklin, Holliman, Kirk, Lashlee, Mitchell, Murphy, Nolan, Partee and Staub, a majority of our Board members, meets these standards as well as the current listing standards of the New York Stock Exchange for independence.
     During 2007, the Board of Directors discussed the following relationships and transactions in making its independence determinations with respect to each director identified as independent and determined that none of these relationships or transactions precluded any such directors from being independent:
•	Messrs. Nolan and Murphy are first cousins;

•	Mr. Staub’s daughter is employed by BancorpSouth Bank as First Vice President, Student Loan Manager, which is not an executive position;

•	Lashlee-Rich, Inc., a private company for which Mr. Lashlee serves as Chairman, from time to time performs construction work on some of BancorpSouth Bank’s branches; however, the Board of

Directors determined that the amount that we paid to Lashlee-Rich in 2007 ($44,500) was not material remuneration affecting Mr. Lashlee’s independent judgment; and
•	Furniture Brands International, Inc., a public company the stock of which is listed on the New York Stock Exchange and for which Mr. Holliman is Chairman and served as Chief Executive Officer during 2007, leased office space at BancorpSouth Bank’s main office building in Tupelo, Mississippi and paid rent to us; however, the Board of Directors determined that the amount paid to us by Furniture Brands in 2007 ($16,080) was not material remuneration affecting Mr. Holliman’s independent judgment.
     Forman, Perry, Watkins, Krutz & Tardy, LLP, a law firm of which Mr. Perry is a partner, provides legal services for us and in 2007 we paid this law firm less than $120,000. Because Mr. Perry’s law firm regularly provides legal services for us, the Board of Directors has determined that Mr. Perry does not meet the current listing standards of the New York Stock Exchange for independence.
     Mr. Lashlee meets the independence standards for the New York Stock Exchange but does not meet the independence standards under Section 162(m) of the Internal Revenue Code. In serving on the Executive Compensation and Stock Incentive Committee, Mr. Lashlee does not participate in the determination of performance-based awards qualifying as such under Section 162(m).
Director Qualification Standards
     The Nominating Committee and our Chief Executive Officer actively seek individuals qualified to become members of our Board of Directors for recommendation to our Board of Directors and shareholders. The Nominating Committee considers nominees proposed by our shareholders to serve on our Board of Directors that are properly submitted in accordance with our Amended and Restated Bylaws, as amended. In recommending candidates and evaluating shareholder nominees for our Board of Directors, the Nominating Committee considers each candidate’s qualification regarding independence, as well as diversity of age, ownership, influence and skills such as understanding of financial services industry issues, all in the context of an assessment of the perceived needs of BancorpSouth at that point in time. A copy of our director qualifications is set forth in our Corporate Governance Principles, which are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” The Nominating Committee meets at least annually with our Chief Executive Officer to discuss the qualifications of potential new members of our Board of Directors. After consulting with our Chief Executive Officer, the Nominating Committee recommends the director nominees to the Board of Directors for their approval. We have not paid any third-party fee to assist the Nominating Committee in the director nomination process to date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The table below sets forth certain information, as of January 31, 2008, with respect to the beneficial ownership of common stock by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee, (iii) each of our Named Executive Officers identified in the section below entitled “EXECUTIVE COMPENSATION – Summary Compensation Table” and (iv) all of our directors and executive officers as a group. The statute governing Mississippi state banks and our Amended and Restated Bylaws, as amended, require our directors to hold $200 in par value (i.e., 80 shares) of our common stock. The number of shares of common stock owned by each director reflected in the table below includes such shares. We relied on information supplied by our directors, executive officers and beneficial owners for purposes of this table.

	Amount and Nature of		Percent of
Name and Address of Beneficial Owner*	Beneficial Ownership(1)		Class
BancorpSouth, Inc. Amended and Restated Salary Deferral – Profit Sharing Employee Stock Ownership Plan	6,486,246		7.88%
Barclays Global Investors, NA(2)	5,645,486		6.86%
L. Nash Allen, Jr.	177,311		**
Larry D. Bateman	82,421		**
W. Gregg Cowsert	127,352		**
Hassell H. Franklin	1,056,766		1.28%
W. G. Holliman, Jr.	694,270	(3)	**
James V. Kelley	331,359		**
Larry G. Kirk	29,371		**
Turner O. Lashlee	96,357		**
Guy W. Mitchell, III	37,481		**
R. Madison Murphy	427,794	(4)	**
Robert C. Nolan	606,954	(5)	**
W. Cal Partee, Jr.	309,503	(6)	**
Aubrey B. Patterson	1,024,613		1.24%
Alan W. Perry	77,345		**
Michael L. Sappington(7)	40,052		**
Travis E. Staub	89,678	(8)	**
All directors and executive officers as a group (19 persons)	5,418,798		6.58%

*	The address of each person or entity listed, other than Barclays Global Investors, NA, is c/o BancorpSouth, Inc., One Mississippi Plaza, 201 South Spring Street, Tupelo, Mississippi 38804. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.

**	Less than 1%.

(1)	Beneficial ownership is deemed to include shares of common stock that an individual has a right to acquire within 60 days after January 31, 2008, including upon the exercise of options granted under our various equity incentive plans described in the sections entitled “CORPORATE GOVERNANCE – Committees of the Board of Directors – Executive Compensation and Stock Incentive Committee” and “CORPORATE GOVERNANCE – Committees of the Board of Directors – Nominating Committee” as follows:

Common Stock Underlying Options
Name	Exercisable within 60 Days
L. Nash Allen, Jr.	92,600
Larry D. Bateman	59,600
W. Gregg Cowsert	93,866
Hassell H. Franklin	30,000
W. G. Holliman, Jr.	30,000
James V. Kelley	200,000
Larry G. Kirk	18,000
Turner O. Lashlee	30,000
Guy W. Mitchell, III	14,400
R. Madison Murphy	21,600
Robert C. Nolan	21,600
W. Cal Partee, Jr.	21,600
Aubrey B. Patterson	595,666
Alan W. Perry	30,000
Michael L. Sappington	—
Travis E. Staub	30,000
These shares are deemed to be outstanding for the purposes of computing the “percentage of class” for that individual, but are not deemed outstanding for the purposes of computing the percentage of any other person.

Information in the table for individuals also includes shares held in our Amended and Restated Salary Deferral – Profit Sharing Employee Stock Ownership Plan, also referred to as the 401(k) Plan, and in individual retirement accounts for which the shareholder can direct the vote. Except as indicated in the footnotes to this table, each person listed has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by him pursuant to applicable law.

(2)	Based on information contained in a Schedule 13G, filed on February 5, 2008, with the SEC. The amount shown includes shares beneficially owned by affiliates of Barclays Global Investors, NA.

(3)	Includes 137,408 shares owned by Mr. Holliman’s wife, of which Mr. Holliman disclaims beneficial ownership.

(4)	Includes 10,940 shares held in trusts of which Mr. Murphy is the trustee for the benefit of his minor children, of which Mr. Murphy disclaims beneficial ownership, 48,288 shares held in trusts of which Mr. Murphy is co-trustee for the benefit of others, 9,735 shares owned by Mr. Murphy’s wife, of which Mr. Murphy disclaims beneficial ownership, and 248,861 shares held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member of which Mr. Murphy disclaims beneficial interest as to 228,110 shares.

(5)	Includes 12,879 shares held in trusts of which Mr. Nolan is the co-trustee for the benefit of his grandchildren, of which Mr. Nolan disclaims beneficial ownership, 391,971 shares held in a trust of which Mr. Nolan is the co-trustee for the benefit of his nieces, nephews, children and the lineal descendants of four co-trustees, of which Mr. Nolan disclaims beneficial ownership, and 4,227 shares owned by Mr. Nolan’s wife, of which Mr. Nolan disclaims beneficial ownership.

(6)	Includes 330 shares owned by Mr. Partee’s wife, of which Mr. Partee disclaims beneficial ownership, and 5,208 shares held by Mr. Partee’s wife as custodian for the benefit of Mr. Partee’s children, of which Mr. Partee disclaims beneficial ownership.

(7)	Mr. Sappington retired effective as of December 21, 2007.

(8)	Includes 14,318 shares owned by Mr. Staub’s wife, of which Mr. Staub disclaims beneficial ownership.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
     The Executive Compensation and Stock Incentive Committee of the Board of Directors administers our executive compensation program. The Executive Compensation and Stock Incentive Committee is composed entirely of directors who are independent under the listing standards of the New York Stock Exchange and our Director Independence Standards. The Director Independence Standards and the charter of the Executive Compensation and Stock Incentive Committee are available on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “Corporate Governance.” The charter is reviewed annually by the Executive Compensation and Stock Incentive Committee and was most recently revised in April 2007.
     In performing its duties, among other things the Executive Compensation and Stock Incentive Committee:
•	Annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines and approves the Chief Executive Officer’s compensation level based on this evaluation;

•	In determining the long-term incentive component of the Chief Executive Officer’s compensation, considers our performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Chief Executive Officer in past years and such other factors as it may deem relevant;

•	For the (i) Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer, determines and approves, and (ii) other executive officers, annually reviews and recommends to the Board:
–	The annual base salary level(s);

–	Annual bonus(es);

–	Changes or amendments to incentive-compensation plans and equity-based plans;

–	Employment agreements, severance arrangements and change in control agreements/ provisions, in each case as, when and if appropriate; and

–	Any special or supplemental benefits plans or programs;
•	At least annually and more often as circumstances dictate, reports its actions to the Board; and

•	Annually reviews and re-assesses the adequacy of the Executive Compensation and Stock Incentive Committee’s charter and recommends any proposed changes to the Board for approval.
Decisions by the Executive Compensation and Stock Incentive Committee with respect to the compensation of our executive officers, including the Named Executive Officers, are reported to the full Board of Directors (excluding directors who are also our employees).
Compensation Policy
     Our principal measures of success in achieving our business objectives are an increasing dividend, growth in average deposits and other funding sources, return on average equity, earnings per share growth, our asset quality and our overall market competitive position, as measured against our own internal standards and as compared to a peer group of comparably sized bank holding companies. The variable, performance-based elements of our executive compensation program are designed to reward our executive officers based on our overall performance in achieving defined performance goals relative to these measures.

     Through our executive compensation program we seek to provide:
•	Base salaries at levels that will attract and retain qualified executive officers;

•	Compensation that differentiates pay on the basis of performance;

•	Incentive compensation opportunities that will motivate executive officers to achieve both our short-term and long-term business objectives and that will provide compensation commensurate with our performance achievements;

•	Total compensation that is competitive with that of comparable bank holding companies within the context of our performance; and

•	Protection of shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation.
     Our executive compensation program consists of the following primary elements:
•	Annual base salary is intended to provide a foundation element of compensation that is relatively secure and that reflects the skills and experience that an executive brings to us; we seek to pay base salaries that are competitive with those paid to executive officers in comparable positions at comparable bank holding companies;

•	Annual incentive compensation is a variable non-equity element that is based on the achievement of defined goals for a given fiscal year that are tied to our overall performance and, in some situations, performance of a specific business unit;

•	Long-term incentive compensation is a variable equity element that provides an emphasis on longer-term performance goals, stock price performance, ongoing improvement and continuity of performance;

•	Employee benefits are intended to provide reasonable levels of security with respect to retirement, medical, death and disability protection and paid time off; and

•	Certain perquisites are used to supplement the other elements of compensation, facilitating the attraction and retention of executive officers of the caliber we believe necessary to remain competitive.
     The Executive Compensation and Stock Incentive Committee uses the variable compensation elements of our executive compensation program (i.e., annual incentive compensation and long-term incentive compensation) as incentives that are based on our performance. While increases to annual base salaries also take individual and our overall performance into consideration, they are not predicated solely on performance achievements and are not subject to the same degree of variability as the performance-based incentives. The variable elements of compensation align with shareholder interests by focusing executives’ attention on key measures of performance that we believe either drive shareholder return or directly reflect our stock price performance.
     The allocation of compensation across each of the elements of our executive compensation program is based on the following considerations:
•	The need to provide a level of basic compensation (base salary and employee benefits) necessary to enable us to attract and retain high-quality executives, regardless of external business conditions;

•	The goal of providing a substantial amount of compensation opportunities through performance-based, variable-compensation vehicles;

•	The goal of reflecting reasonable practices of comparable bank holding companies within the context of our performance achievements; and

•	The desire to align our executives’ and our shareholders’ best interests through the use of equity-based compensation vehicles.

     To date, we have not implemented policies or procedures with respect to adjustment or recovery of awards or payments in the event of restatements of our earnings or similar events.
     The statute governing Mississippi state banks and our Amended and Restated Bylaws, as amended, require our directors to own shares of our common stock in an aggregate amount of at least $200 par value (i.e., 80 shares). We do not, however, have any other requirements for minimum stock ownership for our officers or directors. Our Insider Trading Policy prohibits directors, officers and other employees from hedging the economic risk of ownership of any shares of our common stock they own.
Compensation Process
     The Executive Compensation and Stock Incentive Committee generally meets two times a year and more often if necessary. Prior to each regular meeting, the Corporate Secretary sends materials to each committee member, including minutes of the previous meeting, an agenda, recommendations for the upcoming meeting and other materials relevant to the agenda items. On occasion, the Chief Executive Officer attends committee meetings to provide information to the committee concerning the performance of executive officers, discusses performance measures relating to executive officer compensation and makes recommendations to the committee concerning the compensation of the executive officers. The Executive Compensation and Stock Incentive Committee holds an executive session consisting only of committee members at almost every meeting. The Chief Executive Officer does not engage in discussions with the Executive Compensation and Stock Incentive Committee regarding his own compensation, except to respond to questions posed by committee members outside of the executive session deliberations.
     Prior to 2006, neither the Executive Compensation and Stock Incentive Committee nor management formally compiled a summary of all executive compensation components (“tally sheets”). Management began compiling tally sheets in 2006 to assimilate all components of compensation that are paid to the Named Executive Officers. This information is provided to the Executive Compensation and Stock Incentive Committee for use in its deliberations.
     The Executive Compensation and Stock Incentive Committee reviews and approves, in advance, employment, severance or similar arrangements or payments to be made to any executive officer. The committee receives reports from management pertaining to compensation for all other officers and annually reviews all of the perquisites paid to the Named Executive Officers as discussed below in the section entitled “Components of Compensation – Perquisites.”
     In 2007, we engaged Watson Wyatt Worldwide, Inc. to provide multiple services, including substantive consultation services with respect to general compensation, health, welfare and retirement benefits. In addition, Watson Wyatt is the actuary for our pension plan. Since 2001, the Executive Compensation and Stock Incentive Committee has separately engaged Watson Wyatt to review our executive compensation programs, advise the committee with respect to the aggregate level of compensation of our executive officers and advise the committee on the mix of elements used to compensate our executive officers. The Watson Wyatt consultants who are involved in this function are engaged separately and work independently from those Watson Wyatt consultants who are engaged for health, welfare and retirement consulting.
     In performing its services in 2007, Watson Wyatt interacted collaboratively with the Executive Compensation and Stock Incentive Committee and senior management. Watson Wyatt’s analyses and reports were provided contemporaneously to both the chairman of the committee and to management to facilitate review and discussion. The Executive Compensation and Stock Incentive Committee instructed Watson Wyatt to prepare an analysis of the market competitiveness of base salary, annual bonus opportunity and long-term incentive opportunity for our senior management. In response, Watson Wyatt conducted an in-depth market analysis and, based on this analysis, made additional recommendations regarding Mr. Patterson’s position as Chairman and Chief Executive Officer and Mr. Kelley’s position as President and Chief Operating Officer that were based on a combination of:
•	An analysis of definitive proxy statements (by “pay rank” and “position match”) covering our peer group, which examined base salary, annual bonus, total cash compensation, long-term incentive opportunity and total direct compensation (salary plus bonus and long-term incentive opportunity); and

•	An analysis using key bank industry surveys (primarily provided by Watson Wyatt and Mercer LLC) comprised of similarly-sized banking organizations.
     Watson Wyatt provided the chairman of the Executive Compensation and Stock Incentive Committee with a detailed report that summarized the market data and provided the committee with observations as to our relative competitiveness in comparison to both our peer group and the overall relevant bank industry marketplace based on Watson Wyatt’s interpretation and synthesis of the various components of market data.
     In addition, the Executive Compensation and Stock Incentive Committee relied on Watson Wyatt for the following:
•	In collaboration with legal counsel and accounting professionals, assistance with regulatory compliance (e.g., compliance with Section 162(m) of the Internal Revenue Code and FAS 123R);

•	Development of long-term incentive compensation strategy;

•	Development and update of our peer group in light of industry consolidations; and

•	Research of issues and presentation of alternatives on topics of interest to the committee.
     The Executive Compensation and Stock Incentive Committee determined specific awards for 2007 through a qualitative analysis beginning from a base of objective market information. First, Watson Wyatt provided a memorandum to the chairman of the committee that included a detailed market analysis and observations of market competitiveness of the Chief Executive Officer’s and Chief Operating Officer’s base salary, target bonus opportunity and long-term incentive opportunity. The committee then reviewed this objective market information as a check to ensure that the current compensation and potential increases were within an acceptable competitive range. In addition, the committee analyzed factors such as our past and expected future performance, past and expected future individual performance, career objectives, retention considerations, the current business environment and anticipated changes, and our near-term and long-term business strategies. In other words, the committee combined objective and financial information with subjective and qualitative considerations. The committee made adjustments to base compensation, target annual bonus award opportunities and the quantity and form of long-term incentive award opportunities with a view to providing incentives that would encourage the performance that is necessary to achieve our business objectives.
     In reviewing the peer group analysis, the Executive Compensation and Stock Incentive Committee did not set executive compensation in accordance with a specific benchmark nor use a peer group subset in its analysis. The committee did, however, review proxy disclosures and compensation survey data. The peer group selected by the committee was comprised of both “primary comparators” and a “reference comparator.” The primary comparators were organizations that were within a range of approximately one-half to two times our asset size and the reference comparator was an organization of regional interest that was outside of that range. The primary and reference comparators were as follows:
•	Primary comparators: Alabama National Bancorporation; BOK Financial Corporation; The Colonial Bancgroup, Inc.; Commerce Bankshares; Cullen/Frost Bankers, Inc.; FirstMerit Corporation; Fulton Financial Corporation; Hancock Holding Company; Mercantile Bankshares Corporation; Sky Financial Group; The South Financial Group, Inc.; Trustmark Corporation; Valley National Bancorp; and Whitney Holding Corporation.

•	Reference comparator: Compass Bancshares, Inc.
     The proxy review analysis included the following:
•	The pay levels and practices of the peer group of bank holding companies selected by the committee;

•	The Chief Executive Officer’s and the Chief Operating Officer’s positions from both a “pay rank” perspective (e.g., highest paid and second-highest paid) and a “position match” perspective (e.g., Chairman and Chief Executive Officer, President and Chief Operating Officer);

•	Base salary, annual bonus (both target opportunity and bonus actually paid), total cash compensation (salary plus bonus), long-term incentive opportunity and total direct compensation (salary plus bonus and long-term incentive opportunity); and

•	Both descriptive statistics (e.g., 25th, 50th and 75th percentiles) for the primary comparators and our percentile ranking versus the peer group primary comparators for each pay element. Similar data was compiled for the reference comparator, but was not incorporated into the descriptive statistics or the percentile rankings.
     In its review of compensation survey data, the Executive Compensation and Stock Incentive Committee used nationally recognized bank industry surveys (primarily surveys provided by Watson Wyatt and Mercer LLC) reflecting similarly-sized banking organizations. Watson Wyatt provided the committee with comparisons using both a straight-line regression analysis, which related compensation to the asset size of the banking organization, and an “asset group” analysis, which examined pay data for the banking organizations falling within set asset-size groupings. This review included the following:
•	An examination for the Chairman and Chief Executive Officer and the President and Chief Operating Officer positions, as well as other selected senior management positions;

•	An examination of base salary, annual incentive opportunity and long-term incentive opportunity; and

•	A calculation of descriptive statistics reflecting the 25th, 50th and 75th percentiles of the participant data.
     The Executive Compensation and Stock Incentive Committee believes that the overall compensation for our Chief Executive Officer and Chief Operating Officer is competitive with our peer group and is commensurate with the responsibilities assigned to their respective positions. Compensation for our other executive officers is comparatively less than the compensation for similarly situated officers in the peer group. Otherwise, our compensation policies are consistently applied for all of our officers. The difference between the award opportunities granted to Mr. Patterson as compared to Mr. Kelley, and to Messrs. Patterson and Kelley as compared to our other executive officers, is a reflection of differences in the level and scope of responsibility of their respective positions, and the market’s pattern of providing progressive award opportunities at higher levels.
Components of Compensation
     The Executive Compensation and Stock Incentive Committee allocates compensation to individuals both as to specific components (for example, base salary and incentive compensation) and as a whole. Each of the components of compensation is discussed in more detail below. While considering each component of compensation, the Executive Compensation and Stock Incentive Committee is relatively more focused on the individual components that make up an individual officer’s total compensation rather than the total compensation itself.
     Annual Base Salary. The Executive Compensation and Stock Incentive Committee views cash compensation as one element of overall compensation, but not necessarily as the principal instrument to provide incentive to our executive officers. We believe that base salary ranges should reflect the competitive employment market and the relative internal responsibilities of each executive’s position, with an executive’s salary within a salary range being based upon his or her individual performance. In connection with the annual budget process, the Executive Compensation and Stock Incentive Committee considers salaries for executive officers within the context of the competitive market data described above under the caption “Compensation Process.” In its review of market data for setting 2007 salary levels, the Executive Compensation and Stock Incentive Committee found that, while there were some variances of our executives’ salaries from salaries for comparable positions at comparable bank holding companies (which particular deviations were deemed appropriate), the salaries of our executives on the whole reasonably approximated the salaries at comparable bank holding companies. Increases in base salary are based upon the following considerations:
•	Our salary budget for the applicable fiscal year, which includes the salary of all of our employees;

•	Assessment of the competitiveness of the executive’s salary as compared to competitive market data (with primary emphasis on setting base salary at the median salary for the comparable position at comparable bank holding companies unless a different compensation level is warranted by individual performance);
•	The executive’s performance in carrying out his or her specific job responsibilities and attaining specific objectives that may have been established for the year;

•	Our overall performance as a whole for the prior fiscal year; and

•	Assessment of the appropriateness of the executive’s salary when compared to peers and on an internal equity basis.
     In 2007, the Executive Compensation and Stock Incentive Committee set base salary in reference to a combination of individual performance and our overall performance. The committee endeavored to understand competitive pay and compensation opportunities for similarly situated executive officers of comparable bank holding companies and to provide reasonably competitive compensation within the context of our achievements. The committee determined the amounts of base salary increases for our executive officers after consideration of:
•	The executive officer’s pattern of achievement with respect to the budget and business plan performance in his/her area(s) of responsibility and overall managerial effectiveness with respect to planning, personnel development, communications, regulatory compliance and similar matters;

•	Competitive pay levels for similarly situated executives in comparable bank holding companies;

•	The current level of the executive officer’s base salary in relation to market competitive salary levels;

•	Marketplace trends in salary increases (both geographical and by industry); and

•	Consideration of our overall performance and aggregate cost affordability, retention risks, fairness in view of our overall salary increases and the executive officer’s potential for future contributions to the organization.
     In January 2008, the Executive Compensation and Stock Incentive Committee determined the base salary for its executive officers for 2008 based on the above methodology. Each Named Executive Officer’s base salary was adjusted effective as of January 1, 2008.
     Annual Incentive Compensation. Annual non-equity “bonuses” are provided through our annual incentive compensation program. This program furthers our objectives to provide compensation that differentiates pay on the basis of performance, provide compensation commensurate with our performance achievements and protect shareholder interests by requiring achievement of successful results as a condition to earning above-average compensation. We believe that annual incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position and should provide meaningful compensation opportunities in relation to our achievement of key annual performance goals. We believe that such compensation opportunities will motivate participants in the program to achieve our established goals. The Executive Compensation and Stock Incentive Committee considers annual bonuses for similarly situated executive officers of similarly-sized bank holding companies within the context of the competitive market data described above under the caption “Compensation Process.”
     We provide annual incentive compensation opportunities to Named Executive Officers under two programs – the Executive Performance Incentive Plan and the Home Office Incentive Plan. The Executive Performance Incentive Plan provides for the payment of cash incentive bonuses, as well as equity-based awards based upon the achievement of performance goals established by a subcommittee of the Executive Compensation and Stock Incentive Committee that administers the Executive Performance Incentive Plan. This plan is intended to increase shareholder value and our success by encouraging outstanding performance by our Named Executive Officers who are eligible to participate. During 2007, the Chief Executive Officer and Chief Operating Officer were eligible to participate in the Executive Performance Incentive Plan. Payments made under the Executive Performance Incentive Plan are intended to be “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. The amount of the cash bonus may vary among participants from year to year.

     The subcommittee that administers the Executive Performance Incentive Plan consists of members of the Executive Compensation and Stock Incentive Committee who are qualified under all applicable independence standards (including Section 162(m) of the Internal Revenue Code and SEC Rule 16b-3). The subcommittee may establish performance goals for awards granted under the plan based on any of the following business criteria:
•	Return on average equity or average assets;

•	Deposits and other funding sources;

•	Revenue, including interest income and/or non-interest income, and/or return on revenue;

•	Cash flow (operating, free, cash flow return on equity, cash flow return on investment);

•	Earnings, before or after taxes, interest, depreciation and/or amortization;

•	Earnings per share;

•	Net interest margin;

•	Improvement in credit quality measures, including non-performing asset ratio, net charge-off ratio or reserve coverage of non-performing loans vs. peers;

•	Efficiency ratio;

•	Loan growth; and

•	Total shareholder return.
     The subcommittee may take into account several factors when establishing performance goals but such goals must be objectively determinable and based on levels of achievement of the business criteria described above. No later than 90 days after the beginning of each fiscal year or any other performance period, the subcommittee will specify in writing (i) the type of award (i.e., cash or equity) and target amount payable to each participant, (ii) the maximum amount payable to each participant, (iii) the performance goals upon which each participant’s award is conditioned and (iv) the formula to determine the amount payable or shares that become vested based on the achievement of the specified goals. The amount of awards may vary among participants and from year to year, but the maximum cash bonus payable to any participant under the Executive Performance Incentive Plan in a year is $4 million.
     Following the applicable performance period, the subcommittee must certify in writing for each participant whether the performance goals and any other material conditions have been met. If these goals and conditions have been met, the subcommittee may authorize payment of the amount earned under an award. The subcommittee has discretion to reduce or eliminate, but not increase, an amount that is payable under the Executive Performance Incentive Plan. Incentive cash bonuses are paid as soon as practicable following the end of the fiscal year.
     We also provide incentive compensation opportunities to Named Executive Officers and other participants under the Home Office Incentive Plan. The Home Office Incentive Plan uses the same performance measures and goals as the Executive Performance Incentive Plan referenced above, but allows the Executive Compensation and Stock Incentive Committee to consider objective factors and to use its discretion to either increase or decrease resultant awards.
     The Home Office Incentive Plan and the Executive Performance Incentive Plan are similar but separate programs. Employees are eligible for either one program or the other, but not both. The Home Office Incentive Plan covers approximately 64 key management employees who are selected by our Board of Directors and does not impact the awards generated under the Executive Performance Incentive Plan. For 2007, participation in the Executive Performance Incentive Plan was limited to the two executive officers whose compensation is subject to the deduction limitations of Section 162(m) of the Internal Revenue Code. Awards granted under the Home Office Incentive Plan and the Executive Performance Incentive Plan during 2007 had the following characteristics:

•	Awards were based on growth in average deposits and other funding sources, and return on average equity. These metrics were selected because of their relationship to shareholder value. Performance goals using these metrics were established and were applied consistently to all participants of both plans.

•	The award opportunities were established on the basis of (i) each participant’s role and level in the organization, his or her potential to make significant contributions to our success and market competitive levels for similarly situated positions in comparable banking organizations, (ii) the nature of the executive officer’s position and scope of responsibilities so that performance goals were tailored to either our overall performance or business unit performance, depending on the scope of the executive officer’s responsibilities, and (iii) our business environment and positioning in comparison to key competitors, as well as our near-term business plan and longer-term business strategy, which were the basis for establishing performance goals.

•	The relationship between performance goals and amount of award earned was set forth in a matrix which specified the target award opportunity for performance criteria.

•	The actual performance achieved was compared to the goals established for the year, and the award earned was determined for each participant. For participants of the Executive Performance Incentive Plan, the Executive Compensation and Stock Incentive Committee certified the achievement of performance goals in writing, as is required.

•	No discretion was applied to award payouts for 2007 performance under either plan.
     Awards under the Executive Performance Incentive Plan and Home Office Incentive Plan were given in 2007 to provide a cash bonus opportunity that was a percentage of each Named Executive Officer’s base salary as follows:

		Award Opportunity as a Percentage of Salary*
Executive Officer	Annual Incentive Plan Participation	Threshold	Target	Outstanding
Aubrey B. Patterson	Executive Performance Incentive Plan	33%	100%	200%
L. Nash Allen, Jr.	Home Office Incentive Plan	15%	45%	90%
James V. Kelley	Executive Performance Incentive Plan	25%	75%	150%
W. Gregg Cowsert	Home Office Incentive Plan	17%	50%	100%
Larry D. Bateman	Home Office Incentive Plan	17%	50%	100%
Michael L. Sappington	Home Office Incentive Plan	17%	50%	100%

*	Straight-line interpolation used to determine award opportunities for performance between goal levels.
     Awards were targeted to each executive’s role and scope of responsibility in the organization. For some individuals, performance goals were based entirely on overall company performance. For others, a portion of performance was also measured by goals that were tied to the area of the individual’s responsibility. For our Named Executive Officers, 2007 performance measures were blended as follows:

	Performance Criteria
		System-wide Community Bank
Executive Officer	Overall BancorpSouth Performance	Performance	Net Chargeoffs
Aubrey B. Patterson	100%	0%	0%
L. Nash Allen, Jr.	100%	0%	0%
James V. Kelley	100%	0%	0%
W. Gregg Cowsert	75%	0%	25%
Larry D. Bateman	100%	0%	0%
Michael L. Sappington	75%	25%	0%
     For 2007, the Executive Compensation and Stock Incentive Committee established the performance goals set forth below for the Named Executive Officers with respect to the performance criteria. The targeted amounts for each performance criteria were incorporated into our fiscal budget.

Performance Goal	Threshold Amount	Target Amount	Maximum Amount
Growth in Average Deposits	$10,371,000,000	$11,523,000,000	$12,675,000,000
Return on Average Equity	10.82%	12.73%	14.64%
Net Chargeoffs	0.1925% of Loans	0.175% of Loans	0.1575% of Loans
     With respect to system-wide community bank performance, the performance goal was based on the community bank financial budget for net income, loan growth, deposit growth and non-interest income. The portion of the target bonus that was based on this performance criterion was to be earned if 100% of the budgeted amount was achieved for each of these items. The maximum bonus was to be earned if 105% of budget was achieved. The threshold requirement was 95% of budget.
     Based on our actual performance in 2007, the cash incentive bonus payment represented 90% of the respective target awards. The threshold amount of each respective award was equal to 33% of the target award and the maximum amount of each respective award was equal to 200% of the target award, as reflected in the table under the section entitled “EXECUTIVE COMPENSATION – Grants of Plan Based Awards for 2007.” The Executive Compensation and Stock Incentive Committee set similar performance targets for 2008.
     Long-Term Incentive Compensation. Long-term incentive compensation is another important part of our executive compensation program and provides equity-based awards to ensure optimal alignment with our shareholders’ interests. Under the relevant plans that have been approved by our shareholders in recent years – the 1994 Stock Incentive Plan and the Executive Performance Incentive Plan – we have the ability to make grants of non-qualified stock options, incentive stock options, performance shares, restricted stock and restricted stock units. We believe that long-term incentive compensation should reflect the competitive employment market and the relative internal responsibilities of each executive’s position. The Executive Compensation and Stock Incentive Committee considers long-term incentive compensation for executive officers at comparable bank holding companies within the context of the competitive market data described above under the caption “Compensation Process.” In general, the Executive Compensation and Stock Incentive Committee attempts to set the long-term incentive compensation for Messrs. Patterson and Kelley at a level that is near the 50th percentile for the comparable executive officers and attempts to set the long-term incentive compensation for our other executives at a competitive level that is generally below the 50th percentile.
     The Executive Compensation and Stock Incentive Committee has the ability to use different incentive vehicles for long-term incentive compensation for achieving our compensation objectives. For example, the Executive Compensation and Stock Incentive Committee may grant:
•	Stock options to focus on stock price appreciation;

•	Restricted stock and restricted stock units as an incentive for continued service or to emphasize both our overall performance and executive retention; and

•	Performance shares as an incentive to optimize our overall performance.
     Historically, we have used stock option grants to provide performance-based long-term incentive compensation where the value to the recipient is dependent upon appreciation in our stock price. We have also made limited use of restricted stock grants to both the Chief Executive Officer and Chief Operating Officer to encourage their continued service with us while maintaining a strong focus on performance. In 2005 and 2006, we amended our long-term incentive plans and obtained shareholder approval to enable us to provide awards that include performance criteria other than increase in market value. In 2006, we began implementing changes to our long-term incentive compensation strategy by reducing the role of stock options. Then, in early 2007, we introduced the opportunity to earn performance shares. Our anticipated pattern of equity grants will be to continue making stock option grants late in the year (just before the beginning of the new fiscal year) and to grant performance share award opportunities early in the year (as soon as knowledge of prior year results can be incorporated into the goal-setting process).
     Performance shares are equity awards denominated in shares of our common stock. The number of shares earned is based on the achievement of goals that reflect our overall financial and operating performance as determined by the Executive Compensation and Stock Incentive Committee. In addition, the value of earned performance shares is determined by the market value of our common stock. The award cycle is three years in length and is comprised of a two-year performance period followed by a one-year retention period. The “performance period” is set at two years to reflect a realistic horizon for goal setting in the current environment of the financial services industry and the

“retention period” is set at one year to enhance the retentive power of the performance share awards (three years overall) and to ensure that the impact of stock price performance reflects a longer-term period. The performance share element of the long-term incentive plans is configured so that a new three-year award cycle will begin every year.
     In 2007, equity-based awards were limited to executive officers who were responsible for long-term investment, operating or policy decisions and to executive officers who were instrumental in implementing those decisions. In determining the total number of performance shares to be granted, the Executive Compensation and Stock Incentive Committee considered the number of available shares under our 1994 Stock Incentive Plan but had no fixed formula for determining the total number of shares to be granted. In selecting the award recipients and determining the level of equity grants made in 2007, the committee utilized a combination of (i) market competitive data, (ii) the present scope of responsibility of the executive officer, (iii) the degree to which the business units influenced by the executive officer contributed to our profits, (iii) the degree to which asset quality and other risk decisions were influenced by the executive officer’s direction, (iv) the number of awards currently held by the executive officer, and (v) the long-term management potential of the executive officer. No single factor was weighed more heavily than any other factor in determining the amount of equity grants. Equity-based awards for 2007 were as follows:
•	60% of the long-term incentive award opportunity was granted as performance shares with an award cycle that encompasses 2007, 2008 and 2009 with the following performance and retention periods:
–	The “performance period” for this award cycle is 2007-2008, with performance measured versus goals set in terms of our cumulative earnings per share and two-year average of deposits and other funding sources; and

–	The “retention period” for this award cycle is 2009, with performance shares earned over the 2007-2008 “performance period” being paid out in early 2010 only to participants who continued their service through the end of the “retention period.”
•	The remaining 40% of the long-term incentive award opportunity was granted as stock options with the following terms:
–	Stock options were granted that vest ratably on the basis of continued employment over the three-year period following the date of grant;

–	Stock options were granted at the closing price of our common stock on the date of grant; and

–	The maximum term of the stock option grant was seven years.
     Executive Benefits. We provide our executive officers with executive benefits in amounts that we believe are reasonable, competitive and consistent with our management compensation program. We believe that such benefits help us to attract and retain executive officers of the caliber we believe necessary to remain competitive. We offer group life insurance, disability insurance, medical, dental and vision insurance to all our employees. We also maintain a Retirement Plan, which is discussed in detail under the section entitled “EXECUTIVE COMPENSATION – Pension Benefits for 2007 – Retirement Plan.” In addition, we maintain bank-owned life insurance that can be used for funding supplemental benefits to certain executive officers.
     Perquisites. We provide our executive officers with perquisites in amounts that we believe help us attract and retain highly-qualified leaders. For certain executives, including the Named Executive Officers, we provide a company automobile and pay for country club dues and the cost of an annual physical examination.
     In addition, we own and operate corporate aircraft to facilitate the business travel of our executive officers consistent with the best use of their time. Although the Named Executive Officers are not generally entitled to use aircraft for personal travel, Messrs. Patterson and Kelley are permitted to use aircraft for personal travel.
Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to our Named Executive Officers. Qualifying performance-based compensation, however, is fully deductible without regard to the general Section 162(m) limits if certain requirements are met. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Executive Compensation and Stock Incentive Committee has carefully considered the impact of Section 162(m) and its limits on deductibility, and intends that certain of our compensation plans qualify for an exception to the limitations of Section 162(m) so that we may fully deduct compensation paid under these plans. The Executive Performance Incentive Plan is considered “performance based” for this purpose, as are certain awards under the 1994 Stock Incentive Plan.
     We have certain other executive compensation arrangements that may cause a portion of that compensation to exceed the Section 162(m) limitation and, therefore, may prevent us from deducting that excess portion. In adopting these executive compensation arrangements, the Executive Compensation and Stock Incentive Committee determined that the benefits of these arrangements to us and our shareholders outweighed the inability to deduct a portion of the compensation for federal income tax purposes.
Employment Contracts and Change in Control Arrangements
     We have no written employment agreements with any of the Named Executive Officers.
     We have entered into a Change in Control Agreement with each of the Named Executive Officers that provides certain benefits in the event that we experience a change in control and we terminate the executive’s employment “without cause” (i.e., conviction of certain crimes, commission of certain acts of dishonesty or intentional neglect of or material inattention to duties) or the executive resigns “for cause” (i.e., a material adverse alteration in the executive’s position, a reduction in compensation or a material breach by us of our employment policies) within 24 months after the change in control. In general, the amount of benefits payable under the agreements is 300% of the amount of annual base compensation and the highest annual bonus that the executive would otherwise be entitled to receive in the year that the change in control occurs with respect to Messrs. Patterson and Kelley, 200% of such annual base compensation and annual bonus with respect to Messrs. Cowsert and Bateman, and 100% of such annual base compensation and annual bonus with respect to Mr. Allen. In addition, prior to Mr. Sappington’s retirement as of December 21, 2007, the amount of benefits payable under his agreement was 200% of his annual base compensation and annual bonus. The agreements include a “double trigger” (i.e., requiring both a change in control and termination of the executive’s employment for the executive to receive payment) so that the Named Executive Officers will only receive additional benefits if a change in control also has an adverse impact on them and also protects a surviving entity if it desires to maintain the services of an executive. For more information about the Change in Control Agreements with the Named Executive Officers, see the section entitled “EXECUTIVE COMPENSATION – Potential Payments Upon Termination or Change-in-Control.”
     All equity incentives granted under our stock incentive plans, including those granted to the Named Executive Officers, become vested and/or exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan, if we experience a change in control, all participants will receive the maximum amount payable under the incentive bonus. This bonus will be paid as soon as practicable following the change in control.
Retirement Benefits
     We maintain certain compensatory arrangements as part of our retirement program that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the 401(k) Plan, a traditional defined benefit retirement plan referred to as our Retirement Plan, a traditional supplemental defined benefit plan referred to as our Restoration Plan, a supplemental defined benefit plan referred to as our Supplemental Executive Retirement Plan, and a contributory deferred compensation arrangement referred to as our Deferred Compensation Plan. The purpose of this retirement program is to provide competitive retirement benefits that enable us to attract and retain talented leaders who will exert considerable influence on our direction and success.
     All Named Executive Officers are eligible to participate in the 401(k) Plan, pursuant to which each could contribute up to a maximum of $20,500 for 2007 ($15,500 limit for all employees plus $5,000 maximum “catch-up” for employees over the age of 50). We provide a matching contribution for the first five percent of base salary contributed in the plan, up to a maximum of $11,250 per year.

     We maintain the Retirement Plan, a tax-qualified, non-contributory, defined benefit retirement plan, for certain of our employees and those of our subsidiaries who have reached the age of 21 and have completed one year of service. Benefits under the Retirement Plan are based primarily on final average compensation and length of service. For 2007, the maximum annual benefit allowable under the Internal Revenue Code with respect to the Retirement Plan was $180,000 and the maximum amount of allowable annual compensation considered was $225,000.
     We also have adopted the Restoration Plan, a non-qualified, non-contributory, unfunded defined benefit pension plan for certain officers and executives. Benefits under the Restoration Plan are based primarily on length of service and final average compensation but only to the extent that compensation and annual benefit accruals exceed the limits under the Internal Revenue Code and, therefore, are not included in the Retirement Plan.
     We also maintain the Supplemental Executive Retirement Plan, a non-qualified, non-contributory, unfunded defined benefit pension arrangement, for selected key employees in the form of a deferred compensation agreement. Benefits under the Supplemental Executive Retirement Plan are based primarily on average final compensation. This arrangement supplements the benefits under the Retirement Plan and the Restoration Plan.
     We also maintain the Deferred Compensation Plan to allow certain members of senior management to defer a portion of their cash compensation. Amounts that are deferred are credited with a market interest rate and are paid out upon retirement or termination of employment.
     In 2005, we reevaluated our retirement program and made changes to the Retirement Plan, the Restoration Plan and the 401(k) Plan for all employees hired on or after January 1, 2006. These employees do not receive any benefit from the Retirement Plan or the Restoration Plan, but will receive an automatic contribution to the 401(k) Plan equal to 2% of their respective salaries. This additional 2% contribution is not dependent on employee deferrals to the 401(k) Plan. This strategy lowers the volatility of our Retirement Plan costs, shifts ownership and responsibility to our employees and enables us to direct our compensation towards non-retirement programs that are more individualized and pay-for-performance.
     Each of the Named Executive Officers is eligible for normal or early retirement pursuant to the 401(k) Plan, the Retirement Plan, the Restoration Plan, the Supplemental Executive Retirement Plan and the Deferred Compensation Plan. The amounts each Named Executive Officer would have received if he had retired on December 31, 2007 is provided in the section entitled “EXECUTIVE COMPENSATION – Potential Payments Upon Termination or Change-in-Control.”
Director Compensation
     We established our Deferred Directors’ Fee Unfunded Plan to provide an opportunity for our directors to receive their annual directorship fees in the form of our common stock. Fifty percent of directorship fees are automatically paid in the form of our common stock. Under this plan, directors may elect to receive any portion of the remainder of their directorship fees in the form of our common stock.

EXECUTIVE COMPENSATION
Summary Compensation Table for 2006 and 2007
     The following table sets forth certain information concerning compensation paid or accrued by us and our subsidiaries for the last year with respect to our “Named Executive Officers” – the Chief Executive Officer, the Chief Financial Officer, our three other most highly compensated executive officers who were serving as executive officers at December 31, 2007 and whose total compensation for 2007 exceeded $100,000, and one additional executive officer who would have been considered one of the three most highly compensation executive officers but for the fact that he had retired prior to December 31, 2007:

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other
Position	Year(1)	Salary(2)	Bonus	Awards	Awards(3)	Compensation(4)	Earnings(5)	Compensation (6)	Total
Aubrey B. Patterson	2007	$717,586	$—	$—	$162,281	$645,827	$832,485	$27,420	$2,385,599
Chairman and Chief	2006	686,685	—	—	22,790	824,022	863,946	36,203	2,433,646
Executive Officer
L. Nash Allen, Jr.	2007	216,827	—	—	10,181	87,815	139,133	22,782	476,738
Treasurer and Chief	2006	209,495	—	—	1,478	113,128	154,674	22,596	501,371
Financial Officer
James V. Kelley	2007	473,101	—	—	74,819	319,343	107,588	34,247	1,009,098
President and Chief	2006	452,728	—	—	10,164	407,455	118,885	23,368	1,012,600
Operating Officer
W. Gregg Cowsert	2007	305,638	—	—	11,883	179,563	117,232	17,058	631,374
Executive Vice	2006	293,318	—	—	1,723	205,323	165,570	15,553	681,487
President
Larry D. Bateman	2007	283,959	—	—	10,181	127,782	124,150	21,009	567,081
Executive Vice President
Michael L. Sappington (7)	2007	350,333	—	—	7,408	164,220	176,779	19,699	718,439
Executive Vice President	2006	336,859	—	—	1,478	213,568	160,172	20,298	732,375

(1)	In accordance with SEC transition rules, this table reflects compensation for the two most recently completed fiscal years for individuals who were Named Executive Officers during both of such years, and for the most recently completed fiscal year for individuals who were only Named Executive Officers during such year. Information for years prior to 2006 presented under previous SEC rules is available in our previous filings, which can be obtained from the SEC’s website at www.sec.gov.

(2)	The amounts shown for 2007 include the following amount of deferred compensation in accordance with the Deferred Compensation Plan:

Deferred
Name	Compensation
Aubrey B. Patterson	$16,500
L. Nash Allen, Jr.	10,000
James V. Kelley	––
W. Gregg Cowsert	––
Larry D. Bateman	––
Michael L. Sappington	50,000

(3)	The amounts shown reflect the accrued value for option awards granted under the 1994 Stock Incentive Plan that vested during the indicated years or were unvested as of December 31 of the indicated years, in accordance with FAS 123R. The assumptions used in calculating the accrued values for 2007 are set forth in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	The amounts shown reflect cash awards earned during the indicated years under the Executive Performance Incentive Plan for Messrs. Patterson and Kelley and cash awards earned during the indicated years under the Home Office Incentive Plan for Messrs. Allen, Cowsert, Bateman and Sappington.

(5)	The key assumptions used to determine the pension values are described below in the section entitled “EXECUTIVE COMPENSATION – Pension Benefits for 2007 – Assumptions Used to Calculate Pension Values.” Because the interest rate (4.39%) on deferred compensation does not exceed 120% of the applicable federal long-term rate, no earnings on nonqualified deferred compensation are included.

(6)	Details of the amounts reported as All Other Compensation for 2007 are as follows:

		Company			Corporate
	401(k)	Airplane	Company	Country Club	Physical
Name	Contribution	Use*	Automobile	Dues	Exam
Aubrey B. Patterson	$11,250	$—	$6,714	$7,182	$2,274
L. Nash Allen, Jr.	11,250	—	7,301	3,531	700
James V. Kelley	11,250	6,305	9,012	6,680	1,000
W. Gregg Cowsert	11,250	—	1,777	3,531	500
Larry D. Bateman	11,250	—	5,728	3,531	500
Michael L. Sappington	11,250	—	6,303	1,646	500

*	We report use of corporate aircraft by the Named Executive Officers as a perquisite or other personal benefit only if it is not “integrally and directly related” to the performance of the executive’s duties. While we maintain aircraft, the Named Executive Officers are not generally entitled to use aircraft for personal travel, except for Messrs. Patterson and Kelley, who are permitted to use aircraft for personal travel. SEC rules require us to report any such use as compensation in an amount equal to our aggregate incremental cost. The amounts reported relate to one flight involving Mr. Kelley that was not integrally and directly related to Mr. Kelley’s duties. We estimate our aggregate incremental cost to be equal to the average operating cost per hour for the year (which includes items such as fuel, maintenance, landing fees, additional crew expenses and other expenses incurred based on the number of hours flown per year) multiplied by the number of hours for each flight.

(7)	Mr. Sappington retired effective as of December 21, 2007.
     The Executive Compensation and Stock Incentive Committee allocates compensation to individuals both as to specific components (for example, base salary and incentive compensation) and as a whole. While considering each component of compensation, the Executive Compensation and Stock Incentive Committee is relatively more focused on the individual components that make up an individual officer’s total compensation rather than the total compensation itself.
     Change in Pension Value and Nonqualified Deferred Compensation Earnings. The change in each executive’s pension value in the Summary Compensation Table is the change in our obligation to provide pension benefits (at a future retirement date) from the beginning of the fiscal year to the end of the fiscal year. The obligation is the value of a benefit as of December 31, 2007 that will be paid at the officer’s normal retirement date (age 65), based on the benefit formula and the executive’s current pay and service. In the case of Mr. Patterson, the Summary Compensation Table shows the value of his postponed retirement benefit because he is presently older than his normal retirement age.
     Change in pension values may be a result of various sources such as:
•	Service accruals: As the executive earns an additional year of service, the present value of the liability increases because the officer has earned one year more service than he had at the prior measurement date.

•	Compensation increases/decreases since prior year: As the executive’s compensation increases, the present value of the liability increases because the officer’s final average monthly compensation has increased since the prior measurement date. If the executive’s compensation decreases, however, the final average monthly compensation will not decrease in connection with the Retirement Plan or Restoration Plan because the definition of final average monthly compensation in those plans is based on the highest average of all years of earnings, and there would be no change to the present value of the liability. The only plan that is affected if there is a decrease in compensation is the Supplemental Executive Retirement Plan, because the final average monthly compensation in the Supplemental Executive Retirement Plan is based on the last 36 months of compensation, which would cause the present value of the liability to decrease.

•	Aging: The change in pension amounts shown in the Summary Compensation Table attributable to the retirement plans are present values of retirement benefits that will be paid in the future. As the executive approaches retirement, the present value of the liability increases because the executive is one year closer to retirement than he was at the prior measurement date.

•	Changes in assumptions since prior year: The change in benefit shown in the Summary Compensation Table is the present value of the increase in pension benefits during the applicable year. In order to calculate the value today of benefits that will be paid in the future, a discount rate and mortality table is used. The discount rate used to calculate the present value of benefits increased since the prior year, which caused a decrease in the present value of the benefit as of December 31, 2007. The mortality table used to calculate the present value of benefits remained the same since the prior year, which caused no change to the present value of the benefit as of December 31, 2007.
The pension benefits and assumptions used to calculate these values are described in more detail in the section below entitled “EXECUTIVE COMPENSATION — Pension Benefits for 2007.”
Grants of Plan-Based Awards for 2007
     The following table sets forth certain information regarding plan-based awards granted to the Named Executive Officers during 2007:

								All
								Other
								Stock	All Other		Grant
								Awards:	Option		Date Fair
								Number	Awards:	Exercise	Value of
								of	Number of	or Base	Stock
		Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares	Securities	Price of	and
		Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			of Stock	Underlying	Option	Option
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards(3)
Aubrey B. Patterson	11/01/07	$236,803	$717,586	$1,435,172	—	—	—	—	93,200	$22.97	$461,526
	01/23/07	—	—	—	10,850	21,700	43,400	—	—	—	542,500
L. Nash Allen, Jr.	11/01/07	32,199	97,572	195,144	—	—	—	—	4,800	22.97	23,770
	01/23/07	—	—	—	720	1,440	2,880	—	—	—	36,000
James V. Kelley	11/01/07	117,093	354,826	709,652	—	—	—	—	50,500	22.97	250,076
	01/23/07	—	—	—	5,350	10,700	21,400	—	—	—	267,500
W. Gregg Cowsert	11/01/07	50,430	152,819	305,638	—	—	—	—	5,600	22.97	27,731
	01/23/07	—	—	—	840	1,680	3,360	—	—	—	42,000
Larry D. Bateman	11/01/07	46,853	141,980	283,960	—	—	—	—	4,800	22.97	23,770
	01/23/07	—	—	—	720	1,440	2,880	—	—	—	36,000
Michael L. Sappington	11/01/07	57,805	175,167	350,334	—	—	—	—	—	—	—

(1)	The estimated payouts shown reflect cash bonus awards granted under the Executive Performance Incentive Plan for Messrs. Patterson and Kelley and cash bonus awards granted under the Home Office Incentive Plan for Messrs. Allen, Cowsert, Bateman and Sappington, where receipt is contingent upon the achievement of certain performance goals. The threshold amount is equal to 33% of the target amount and the maximum amount is equal to 200% of the target amount. For more information about the awards, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Annual Incentive Compensation.”

(2)	Reflects shares granted under our 1994 Stock Incentive Plan that will be awarded on January 1, 2010 upon the achievement of certain performance goals. The threshold amount is equal to 50% of the target amount and the maximum amount is equal to 200% of the target amount. For more information about the awards, see the section above entitled “COMPENSATION DISCUSSION AND ANALYSIS — Components of Compensation — Long-Term Incentive Compensation.”

(3)	Reflects the aggregate FAS 123R value of all awards made in 2007.
Outstanding Equity Awards at 2007 Fiscal Year-End
     The following table provides certain information with respect to the Named Executive Officers regarding outstanding equity awards as of December 31, 2007 that represent potential amounts that may be realized in the future:

							Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
	Option Awards								Incentive	Market or
				Equity					Plan	Payout
				Incentive					Awards:	Value of
				Plan Awards:			Number	Market	Number of	Unearned
				Number of			of Shares	Value of	Unearned	Shares,
				Securities			or Units	Shares or	Shares,	Units or
	Number of Securities			Underlying			of Stock	Units of	Units or	Other Rights
	Underlying Unexercised			Unexercised	Option	Option	That	Stock Held	Other Rights	That Have
	Options(1)			Unearned	Exercise	Expiration	Have Not	that Have	That Have	Not
Name	(Exercisable)	(Unexercisable)		Options	Price	Date	Vested	Not Vested	Not Vested	Vested(2)
Aubrey B. Patterson	56,000	—		—	$19.88	10/31/2008	—	—	—	$—
	60,000	—		—	17.31	10/31/2009	—	—	—	—
	75,000	—		—	13.06	10/31/2010	—	—	—	—
	75,000	—		—	15.50	10/31/2011	—	—	—	—
	75,000	—		—	19.18	10/31/2012	—	—	—	—
	75,000	—		—	23.51	10/31/2013	—	—	—	—
	75,000	—		—	24.03	10/31/2014	—	—	—	—
	80,000	—		—	23.19	11/30/2015	—	—	—	—
	24,666	49,334	(3)	—	24.78	10/31/2013	—	—	—	—
	—	93,200	(4)	—	22.97	10/31/2014	—	—	—	—
	—	—		—	—	—	—	—	21,700 (5)	512,337 (5)
L. Nash Allen, Jr.	10,000	—		—	19.88	10/31/2008	—	—	—	—
	10,000	—		—	17.31	10/31/2009	—	—	—	—
	12,000	—		—	13.06	10/31/2010	—	—	—	—
	12,000	—		—	15.50	10/31/2011	—	—	—	—
	12,000	—		—	19.18	10/31/2012	—	—	—	—
	12,000	—		—	23.51	10/31/2013	—	—	—	—
	11,000	—		—	24.03	10/31/2014	—	—	—	—
	12,000	—		—	23.19	11/30/2015	—	—	—	—
	1,600	3,200	(3)	—	24.78	10/31/2013	—	—	—	—
	—	4,800	(4)	—	22.97	10/31/2014	—	—	—	—
	—	—		—	—	—	—	—	1,440 (5)	33,998 (5)
James V. Kelley	30,000	—		—	13.06	10/31/2010	—	—	—	—
	30,000	—		—	15.50	10/31/2011	—	—	—	—
	30,000	—		—	19.18	10/31/2012	—	—	—	—
	32,000	—		—	23.51	10/31/2013	—	—	—	—
	32,000	—		—	24.03	10/31/2014	—	—	—	—
	35,000	—		—	23.19	11/30/2015	—	—	—	—
	11,000	22,000	(3)	—	24.78	10/31/2013	—	—	—	—
	—	50,500	(4)	—	22.97	10/31/2014	—	—	—	—
	—	—		—	—	—	—	—	10,700 (5)	252,627 (5)
W. Gregg Cowsert	10,000	—		—	19.88	10/31/2008	—	—	—	—
	14,000	—		—	17.31	10/31/2009	—	—	—	—
	15,000	—		—	15.50	10/31/2011	—	—	—	—
	12,000	—		—	19.18	10/31/2012	—	—	—	—
	13,000	—		—	23.51	10/31/2013	—	—	—	—
	14,000	—		—	24.03	10/31/2014	—	—	—	—
	14,000	—		—	23.19	11/30/2015	—	—	—	—
	1,866	3,734	(3)	—	24.78	10/31/2013	—	—	—	—
	—	5,600	(4)	—	22.97	10/31/2014	—	—	—	—
	—	—		—	—	—	—	—	1,680 (5)	39,665 (5)
Larry D. Bateman	8,000	—		—	19.88	10/31/2008	—	—	—	—
	3,000	—		—	13.06	10/31/2010	—	—	—	—
	8,000	—		—	15.50	10/31/2011	—	—	—	—
	7,000	—		—	19.18	10/31/2012	—	—	—	—
	10,000	—		—	23.51	10/31/2013	—	—	—	—
	10,000	—		—	24.03	10/31/2014	—	—	—	—
	12,000	—		—	23.19	11/30/2015	—	—	—	—
	1,600	3,200	(3)	—	24.78	10/31/2013	—	—	—	—
	—	4,800	(4)	—	22.97	10/31/2014	—	—	—	—
	—	—		—	—	—	—	—	1,440 (5)	33,998 (5)
Michael L. Sappington(6)	—	—		—	—	—	—	—	—	—

(1)	The amounts shown reflect option awards granted under the 1994 Stock Incentive Plan.

(2)	Based upon the closing sale price of our common stock of $23.61 per share, as reported on the New York Stock Exchange on December 31, 2007.

(3)	One-half of these options becomes exercisable on each of November 1, 2008 and November 1, 2009.

(4)	One-third of these options becomes exercisable on each of November 1, 2008, November 1, 2009 and November 1, 2010.

(5)	Reflects the target award under a grant of performance shares made on January 23, 2007 under our 1994 Stock Incentive Plan that will be awarded on January 1, 2010 upon the achievement of certain performance goals. The maximum amount is equal to 200% of the target amount and the threshold amount is equal to 50% of the target amount.

(6)	Mr. Sappington’s unexercised options expired upon his retirement effective December 21, 2007.
Option Exercises and Stock Vested for 2007
     The following table shows the amounts received by the Named Executive Officers upon the exercise of options or the vesting of restricted stock during 2007:

	Option Awards		Stock Awards
	Number of Shares	Value Realized Upon	Number of Shares	Value Realized on
Name	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Aubrey B. Patterson	56,618	$169,288	14,000 (1)	$337,400
L. Nash Allen, Jr.	10,000	24,000	—	—
James V. Kelley	22,500	155,250	—	—
W. Gregg Cowsert	25,000	208,563	—	—
Larry D. Bateman	8,000	23,005	—	—
Michael L. Sappington	38,600	68,842	—	—

(1)	Pursuant to the terms of our Stock Bonus Agreement with Mr. Patterson, dated January 20, 1998, as amended, 14,000 shares of our common stock were released from escrow on April 1, 2007 because we achieved the performance criteria (either a 0.9% return on average assets or a 12.825% return on average equity) for 2007.
Pension Benefits for 2007
     The following table provides information regarding the present value of the accumulated benefit to each of our Named Executive Officers based on the number of years of credited service under our defined benefit retirement programs as of December 31, 2007:

		Number of
		Years	Present Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year
Aubrey B. Patterson	Retirement Plan	35	$884,313	$—
	Restoration Plan	35	5,280,896	—
	Supplemental Executive Retirement Plan	N/A	1,468,815	—
L. Nash Allen, Jr.	Retirement Plan	39	782,611	—
	Restoration Plan	39	347,379	—
	Supplemental Executive Retirement Plan	N/A	302,485	—
James V. Kelley	Retirement Plan	7 (1)	448,252	—
	Restoration Plan	7 (1)	346,281	—
	Supplemental Executive Retirement Plan	N/A	569,397	—
W. Gregg Cowsert	Retirement Plan	18	344,778	—
	Restoration Plan	18	433,970	—
	Supplemental Executive Retirement Plan	N/A	401,054	—
Larry D. Bateman	Retirement Plan	22	365,029	—
	Restoration Plan	22	301,390	—
	Supplemental Executive Retirement Plan	N/A	303,784	—
Michael L. Sappington	Retirement Plan	30	463,195	—
	Restoration Plan	30	746,927	—
	Supplemental Executive Retirement Plan	N/A	382,390	—

(1)	At December 31, 2007, Mr. Kelley had 16 years of credited service and an earned and accrued annual retirement benefit of $43,118 payable as a ten-year certain single life annuity under the First United Bancshares, Inc. defined benefit pension plan, which was frozen in connection with our merger with First United Bancshares, Inc. on August 31, 2000 and is maintained by us.
     Retirement Plan. We maintain a tax-qualified, non-contributory, defined benefit retirement plan for our employees and those of our subsidiaries who have reached the age of 21, have completed one year of service and were hired prior to January 1, 2006. Employees hired on or after January 1, 2006 are eligible to participate in the 401(k) Plan but not the Retirement Plan. The key provisions of the Retirement Plan are as follows:
•	Monthly Benefit. Participants with a vested benefit will be eligible to receive retirement benefits, calculated using the following formula, each month for the rest of their lives beginning on their normal retirement date (i.e., the date they reach age 65):
–	0.65% of final average monthly compensation times years of service up to 35 years; plus

–	0.65% of final average monthly compensation in excess of covered compensation (a 35-year average of the taxable wage base) times years of service up to 35 years.
Additional provisions may apply for participants who worked for a company that was acquired by us. Benefits are limited to the annual benefit limit set forth in Internal Revenue Code Section 415, which was $180,000 per year in 2007.

•	Final Average Monthly Compensation. The final average monthly compensation is the average of the highest five consecutive years of earnings, as reported on Form W-2, plus deferrals under the 401(k) Plan. This amount is limited to the annual compensation limit set forth in Internal Revenue Code Section 401(a)(17), which was $225,000 per year in 2007.

•	Integration with Social Security (Covered Compensation). As permitted by the Internal Revenue Code, the Retirement Plan formula provides higher benefit accruals for participants earning in excess of covered compensation (a 35-year average of the taxable wage base) so that their total retirement income (including Social Security benefits) as a percentage of compensation will be comparable to other employees.

•	Vesting. Participants become vested after reaching five years of service.

•	Early Retirement Benefits. Participants may elect to retire prior to their normal retirement date. If they are at least age 55 and have at least ten years of service, then they may receive benefits early. In such cases, the monthly benefit will be calculated using the benefit formula described above, reduced 6.67% times the number of years (up to five) that the participant elects to retire prior to the normal retirement date, and 3.33% times the number of years (up to five) that the participant elects to retire prior to age 60.

•	Death Benefits. The participant’s spouse will receive a monthly retirement income payable for life which is the greater of (1) an amount equal to 50% of the amount the participant would have received if he had survived and elected the qualified joint and 50% contingent option payable at the earliest date allowed under the plan or (2) an amount that can be provided by the present value of the participant’s accrued benefit as of the participant’s date of death.

•	Disability Benefits. If the participant remains totally and permanently disabled prior to normal retirement date, the participant will receive an amount equal to the accrued benefit the participant would have earned if he had continued in employment until his normal retirement date. The benefit is payable at normal retirement date.

•	Special Note on Lump Sum Payments. The Retirement Plan has limited the lump sum value of benefits accrued after December 31, 2003 to $20,000. If the lump sum value of the portion of the participant’s benefit that has accrued since December 31, 2003 exceeds $20,000, the participant will not be eligible to receive a single lump sum payment equal to the value of all of his retirement benefits. Instead, the participant will be eligible to receive a single lump sum payment equal to the value of all of his retirement benefits that accrued up to December 31, 2003. Then, the portion of the participant’s benefit that has accrued since December 31, 2003 will be available as a residual annuity payment in addition to the lump sum payment option.

     Restoration Plan. The purpose of this non-qualified, non-contributory, unfunded defined benefit pension plan is to restore the benefits that were limited by the IRS maximums for the Retirement Plan. As a result, the executives and officers who participate in this plan will have a similar total retirement income as a percentage of total compensation as our other employees.
     In general, the provisions for the Restoration Plan are identical to the provisions of the Retirement Plan, except the benefits are calculated without regards to the limits set by the Internal Revenue Code in connection with compensation and benefits. In addition, commissions are not included in the benefit definition. The net benefit payable under the plan is the difference between this gross benefit and the benefit payable by the Retirement Plan.
     Supplemental Executive Retirement Plan. We sponsor a non-qualified, non-contributory, unfunded defined benefit pension arrangement for selected key employees. The key provisions of the Supplemental Executive Retirement Plan are as follows:
•	Monthly Benefit. Eligible participants will receive 15% of final average monthly compensation, payable on the date of the participant’s retirement after age 65. The benefit will be payable in equal consecutive monthly installments for a period of ten years.

•	Final Average Monthly Compensation. The final average monthly compensation is the monthly average of the 36-month period of earnings, as reported on Form W-2, plus deferrals under the 401(k) Plan, immediately preceding and terminating coincidentally with the participant’s retirement date.

•	Eligibility. Participants who terminate employment prior to retirement eligibility (age 55) will not be eligible for a benefit from the defined benefit pension arrangement.

•	Early Retirement Benefits. Participants may elect to retire and commence payments as early as age 55. The monthly benefit will be reduced 5% for each year that the participant elects to retire prior to age 65.

•	Death and Disability Benefits. If a participant dies or becomes totally and permanently disabled prior to retirement, his designated beneficiary will receive 7.5% of final average monthly compensation at the date of death or permanent disablement. The benefit will be payable in equal consecutive monthly installments for a period of ten years.
     Assumptions Used to Calculate Pension Values. Because the pension amounts shown in the Summary Compensation Table and the Pension Benefits Table are projections of future retirement benefits, numerous assumptions must be applied. In general, the assumptions should be the same as those used to calculate the pension liabilities in accordance with Statement of Financial Account Standards (SFAS) No. 87, Employers’ Accounting for Pensions, on the measurement date, although the rules of the SEC specify certain exceptions (as noted in the table below).
     The changes in the pension values shown in the Summary Compensation Table are determined as the change in the values during the fiscal year (including the impact of changing assumptions from the prior fiscal year). The accumulated pension values shown in the Pension Benefits Table are based on the assumptions applied as of December 31, 2007.
     The key assumptions used to determine the pension values are summarized below.

Assumption	Basis for Assumption	December 31, 2006	December 31, 2007
Discount rate	Under SEC rules, discount rate used to measure pension	5.75%	6.33%
liabilities under SFAS No. 87
Rate of future salary increases	Under SEC rules, no salary projection	0%	0%
Form of payment	Retirement Plan: normal form of payment(1)	Life annuity	Life annuity
	Restoration Plan: normal form of payment(1)	Life annuity	Life annuity
	Supplemental Executive Retirement Plan: normal form of payment	10 year certain annuity	10 year certain annuity
Date of retirement	For Summary Compensation Table and Pension Benefits Table, use normal retirement age pursuant to SEC rules	Age 65	Age 65(2)
	For Potential Payments Upon Termination or Change-in-Control Tables	Immediate(3)	Immediate(3)
Lump sum interest rate	For Summary Compensation Table and Pension Benefits Table, use same assumption to measure pension liabilities under SFAS No. 87	5.00%	5.50%
	For Potential Payments Upon Termination or Change-in-Control Tables, use interest rate defined by the plan for the upcoming plan year pursuant to §417(e) of Internal Revenue Code	4.69%	4.69%
Post-retirement mortality	For Summary Compensation Table and Pension Benefits Table, use same assumption to measure pension liabilities under SFAS No. 87	RP-2000	RP-2000
	For Potential Payments Upon Termination or Change-in-Control	1994 GAR (50/50 Blend)	1994 GAR (50/50 Blend)
	Tables, use Mortality Table pursuant to §417(e) of Internal Revenue Code	projected to 2001	projected to 2001

(1)	Information in the Summary Compensation Table and the Pension Benefits Table assumes the normal form of payment is a life annuity. For these tables, it is assumed that 5% of participants elect the normal form for benefits accrued prior to January 1, 2004 and 95% elect a lump-sum for benefits accrued prior to January 1, 2004. For benefits accrued after December 31, 2003, it is assumed that participants elect the normal form for benefits. Results in the Potential Payments Upon Termination or Change-in-Control Tables show the lump sum value of the participant’s accrued benefit as of December 31, 2003 plus an additional life annuity. For more information, see the subsection above entitled “Retirement Plan — Special Note on Lump Sum Payments.”

(2)	Mr. Patterson is presently older than his normal retirement age. His retirement benefit is instead calculated as of December 31, 2007.

(3)	For the Retirement Plan and the Restoration Plan, participants may retire immediately under the early retirement provisions of each plan if they have reached age 55 and earned at least ten years of vesting service. Participants who retire prior to age 65 and do not meet early retirement eligibility requirements may elect an immediate annuity that is actuarially equivalent to their accrued benefit. For the Supplemental Executive Retirement Plan, participants may retire immediately under the early retirement provisions of the plan if they have reached age 55. Participants who terminate employment prior to retirement eligibility will not be eligible for a benefit under the Supplemental Executive Retirement Plan.
Nonqualified Deferred Compensation for 2007
     The following table shows the activity during 2007 and the aggregate balance held by each of the Named Executive Officers at December 31, 2007 under the Deferred Compensation Plan:

				Aggregate	Aggregate Balance
	Executive	BancorpSouth	Aggregate	Withdrawals/	at December 31,
Name	Contributions	Contributions	Earnings(1)	Distributions	2007
Aubrey B. Patterson	$16,500	$—	$14,386	$—	$326,063
L. Nash Allen, Jr.	10,000	—	4,288	—	99,813
James V. Kelley	—	—	—	—	—
W. Gregg Cowsert	—	—	—	—	—
Larry D. Bateman	—	—	—	—	—
Michael L. Sappington	50,000	—	13,057	—	313,995

(1)	The amounts shown reflect interest earned with respect to deferred compensation during 2007. Because the interest rate on deferred compensation does not exceed 120% of the applicable federal long-term rate, these amounts are not reflected in the Summary Compensation Table.
     We maintain three separate nonqualified deferred compensation arrangements for our executive officers. These programs supplement our tax-qualified plans, our Retirement Plan and our Amended and Restated Salary Deferral — Profit Sharing Employee Stock Ownership Plan, as the Internal Revenue Code limits the amounts that can be accrued in a qualified plan for highly paid executives. These programs are subject to the rules under Section 409A of the Internal Revenue Code and are currently undergoing review and revision for compliance with the final regulations that were recently issued by the Treasury Department. Modifications to the distribution provisions under these plans will likely be required for compliance with Section 409A.

     Deferred Compensation Plan. This plan permits eligible employees to elect to defer a portion of their compensation. We do not make a matching or other contribution under this plan. Amounts deferred are credited with interest each year at the rate of U.S. Treasury ten-year maturity notes as of the last day of the year. Participant accounts are always vested and distributions are made upon termination of employment unless the participant elects at the time of enrollment for a later payment date.
     Restoration Plan. This plan provides a supplement to our pension plan for amounts that exceed the statutory limits on qualified plans under the Internal Revenue Code. This plan applies to compensation earned in excess of the limitation of Section 401(a)(17) of the Internal Revenue Code (i.e., $225,000 in 2007). It also provides benefits that would otherwise be reduced by the annual limitation on annuity payments under Section 415 of the Internal Revenue Code (i.e., $180,000 in 2007). Benefits are calculated on the average compensation earned by the participant over the final three years of employment but are forfeited if the participant has not earned five years of vesting service under our pension plan. Benefits are paid out of our general assets and are not dependent on investment returns or interest earned. As currently in effect, benefits are paid at the same time as benefits under our pension plan and can be elected in the form of either a lump sum or an annuity.
     Supplemental Executive Retirement Plan. This plan provides a benefit only if the employee remains employed by us until retirement at age 65, except in the case of death or disability. For employees who are approved for early retirement after age 55, benefits are reduced by 5% for each year prior to age 65. The benefit is calculated as 15% of the employee’s average compensation for his or her final three years of employment. This amount is paid annually in equal monthly installments for a period of ten years following retirement. The benefit is forfeited if the employee terminates employment prior to retirement for reasons other than death or disability. Benefits are paid out of our general assets and are not impacted by investment returns or interest earned.
     The Executive Compensation and Stock Incentive Committee is aware that compensation increases for executive officers have the effect of enhancing benefits under the Restoration Plan and the Supplemental Executive Retirement Plan. These are defined benefit programs that are based on average compensation over three years. Salary and bonus increases tend to have only a modest compounding impact on total amounts received by executives. Watson Wyatt, in its capacity as benefits consultant and pension actuary, provides us with relevant information so that the committee is able to consider the compounding effect of compensation adjustments under these programs.
Potential Payments Upon Termination or Change-in-Control
     The following tables show the amounts that each Named Executive Officer would receive assuming that the Named Executive Officer resigned or retired, his employment was terminated, a change in control occurred or he died or became disabled effective December 31, 2007:
Mr. Patterson

			Involuntary	Termination
Executive Benefits and Payments upon			Termination	Related to Change		Death or
Termination	Retirement		without Cause	in Control		Disability
Base Salary	$—		$—	$2,152,758	(1)	$—
Non-Equity Incentive Plan Compensation	645,827	(2)	—	4,305,516	(3)	645,827	(4)
Options (unexercised)	—		—	59,648	(5)	—
Restricted Stock or Performance Shares (unvested)(6)	—		—	512,337		512,337
Insurance Benefits	—		—	37,731	(7)	—
Restoration Plan	3,512,643	(8)	3,512,643 (8)	3,512,643	(8)	3,526,635	(9)
Deferred Compensation(10)	196,308		196,038	196,038		98,019
Accrued Vacation	55,199		55,199	55,199		55,199
Perquisites	—		—	13,196	(11)	—
Excise Tax Gross-up	—		—	2,448,927	(12)	—

Mr. Kelley

			Involuntary		Termination
Executive Benefits and Payments upon			Termination		Related to Change		Death or
Termination	Retirement		without Cause		in Control		Disability
Base Salary	$—		$—		$1,419,303	(1)	$—
Non-Equity Incentive Plan Compensation	319,343	(2)	—		2,128,955	(3)	319,343	(4)
Options (unexercised)	—		—		32,320	(5)	—
Restricted Stock or Performance Shares (unvested)(6)	—		—		252,627		252,627
Insurance Benefits	—		—		37,731	(7)	—
Restoration Plan	135,875	(13)	135,875	(13)	135,875	(13)	134,734	(14)
Deferred Compensation(10)	73,991		73,991		73,991		56,916
Accrued Vacation	36,392		36,392		36,392		36,392
Perquisites	—		—		14,669	(11)	—
Excise Tax Gross-up	—		—		1,375,799	(12)	—

(1)	The amounts shown reflect a payment of 300% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.

(2)	The amounts shown reflect the cash bonus amount that would have been awarded under the Executive Performance Incentive Plan, assuming the attainment of the appropriate performance goals during 2007.

(3)	The amounts shown reflect a payment of 300% of the highest annual bonus amount the executive would have been eligible to receive during 2007 if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Executive Performance Incentive Plan, participants would have also received the maximum incentive bonus payable if we had experienced a change in control.

(4)	The amounts shown reflect the cash bonus amount that would have been awarded under the Executive Performance Incentive Plan.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $22.97 per share for options granted in 2007 and a market value of $23.61. Options granted in 2006 were assumed to be unexercised because the exercise price of such options exceeded the market value. The amounts shown would have been payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amounts shown reflect the market value of the outstanding, unvested performance shares that would have become vested in accordance with the 1994 Stock Incentive Plan.

(7)	The amounts shown reflect the premiums for medical, disability and life insurance benefits that would have been provided for a 36-month period in accordance with the executive’s Change in Control Agreement.

(8)	Mr. Patterson would have received a lump sum payment of $3,512,643 plus a life annuity of $218,465 per year payable as of January 1, 2008.

(9)	Upon death, Mr. Patterson’s beneficiary would have received a lump sum payment of $3,526,635 plus a life annuity of $212,836 per year payable as of January 1, 2008. Upon disability, Mr. Patterson would have received a life annuity of $510,526 per year payable as of January 1, 2008.

(10)	The amounts shown reflect an annuity that would have been payable as of January 1, 2008 for ten years pursuant to the Supplemental Executive Retirement Plan. The amounts would have been payable upon termination of the executive’s employment.

(11)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, but not limited to, auto allowance, financial planning, annual physical examination and civic and country club dues that would have been provided for a 36-month period in accordance with the executive’s Change in Control Agreement.

(12)	The amounts shown reflect a payment of all excise taxes imposed under Section 4999 of the Internal Revenue Code and any income and excise taxes that would have been payable as a result of any reimbursements for Section 4999 excise taxes in accordance with the executive’s Change in Control Agreement. This calculation assumes the maximum federal income tax rate and is based on a five-year average of earnings reported on Form W-2 for the tax years 2002 through 2006.

(13)	Mr. Kelley would have received a lump sum payment of $135,875 plus a life annuity of $21,282 per year payable as of January 1, 2008.

(14)	Upon death, Mr. Kelley’s beneficiary would have received a lump sum payment of $134,734 plus a life annuity of $21,199 per year payable as of January 1, 2008. Upon disability, Mr. Kelley would have received a life annuity of $101,171 payable as of September 1, 2014.

Mr. Cowsert

			Involuntary	Termination
Executive Benefits and Payments upon			Termination	Related to Change		Death or
Termination	Retirement		without Cause	in Control		Disability
Base Salary	$—		$—	$611,276	(1)	$—
Non-Equity Incentive Plan Compensation	179,563	(2)	—	611,276	(3)	179,563	(4)
Options (unexercised)(5)	—		—	3,584		—
Restricted Stock or Performance Shares (unvested)(6)	—		—	39,665		39,665
Insurance Benefits	—		—	26,090	(7)	—
Restoration Plan	159,781	(8)	159,781 (8)	159,781	(8)	166,213	(9)
Deferred Compensation(10)	51,317		51,317	51,317		34,211
Accrued Vacation	23,511		23,511	23,511		23,511
Perquisites	—		—	4,712	(11)	—
Excise Tax Gross-up	—		—	—	(12)	—
Mr. Bateman

			Involuntary		Termination
Executive Benefits and Payments upon			Termination		Related to Change		Death or
Termination	Retirement		without Cause		in Control		Disability
Base Salary	$—		$—		$567,918	(1)	$—
Non-Equity Incentive Plan Compensation	127,782	(2)	—		421,045	(3)(13)	127,782	(4)
Options (unexercised)(5)	—		—		3,072		—
Restricted Stock or Performance Shares (unvested)(6)	—		—		33,998		33,998
Insurance Benefits	—		—		26,090	(7)	—
Restoration Plan	47,468	(14)	47,468	(14)	47,468	(14)	46,983	(15)
Deferred Compensation(10)	38,480		38,480		38,480		29,600
Accrued Vacation	21,843		21,843		21,843		21,843
Perquisites	—		—		8,663	(11)	—
Excise Tax Gross-up	—		—		—	(12)	—
Mr. Sappington

			Involuntary	Termination
Executive Benefits and Payments upon			Termination	Related to Change	Death or
Termination	Retirement(16)		without Cause(16)	in Control(16)	Disability(16)
Base Salary	$—		$—	$—	$—
Non-Equity Incentive Plan Compensation	164,220	(2)	—	—	—
Options (unexercised)(5)	—		—	—	—
Restricted Stock or Performance Shares (unvested)(6)	—		—	—	—
Insurance Benefits	—		—	—	—
Restoration Plan	433,208	(17)	—	—	—
Deferred Compensation(10)	49,437		—	—	—
Accrued Vacation	—		—	—	—
Perquisites	—		—	—	—
Excise Tax Gross-up	—		—	—	—

(1)	The amounts shown reflect a payment of 200% of the executive’s annual base compensation in effect at the time of the change in control if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement.

(2)	The amounts shown reflect the cash bonus amount that would have been awarded under the Home Office Incentive Plan, assuming the attainment of the appropriate performance goals during 2007.

(3)	The amounts shown reflect a payment of 200% of the highest annual bonus amount the executive would have been eligible to receive during 2007 if either the executive’s employment would have been terminated without cause or the executive would have terminated his employment with cause within 24 months following a change in control in accordance with the executive’s Change in Control Agreement. Pursuant to the Home Office Incentive Plan, participants would have also received the maximum incentive bonus payable if we had experienced a change in control.

(4)	The amounts shown reflect the cash bonus amount that would have been awarded under the Home Office Incentive Plan.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $22.97 per share for options granted in 2007 and a market value of $23.61. Options granted in 2006 were assumed to be unexercised because the exercise price of such options exceeded the market value. The amounts shown would have been payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amounts shown reflect the market value of the outstanding, unvested performance shares that would have become vested in accordance with the 1994 Stock Incentive Plan.

(7)	The amounts shown reflect the premiums for medical, disability and life insurance benefits that would have been provided for a 24-month period in accordance with the executive’s Change in Control Agreement.

(8)	Mr. Cowsert would have received a lump sum payment of $159,781 plus a life annuity of $27,463 per year payable as of January 1, 2008.

(9)	Upon death, Mr. Cowsert’s beneficiary would have received a lump sum payment of $166,213 plus a life annuity of $24,499 per year payable as of January 1, 2008. Upon disability, Mr. Cowsert would have received a life annuity of $66,156 per year payable as of February 1, 2012.

(10)	The amounts shown reflect an annuity that would have been payable as of January 1, 2008 for ten years pursuant to the Supplemental Executive Retirement Plan. The amounts would have been payable upon termination of the executive’s employment.

(11)	The amounts shown reflect general and executive fringe benefits offered to similarly situated executives including, but not limited to, auto allowance, financial planning, annual physical examination and civic and country club dues that would have been provided for a 24-month period in accordance with the executive’s Change in Control Agreement.

(12)	Change in control benefits do not include excise tax gross-up for any executive officers other than Messrs. Patterson and Kelley, in accordance with their Change in Control Agreements.

(13)	Mr. Bateman’s non-equity incentive plan compensation would have been reduced by $146,873 pursuant to the terms of his Change in Control Agreement in order to avoid exceeding the Section 280G limits.

(14)	Mr. Bateman would have received a lump sum payment of $47,468 plus a life annuity of $23,866 per year payable as of January 1, 2008.

(15)	Upon death, Mr. Bateman’s beneficiary would have received a lump sum payment of $46,983 plus a life annuity of $23,996 per year payable as of January 1, 2008. Upon disability, Mr. Bateman would have received a life annuity of $55,241 per year payable as of March 1, 2014.

(16)	Because Mr. Sappington retired effective as of December 21, 2007, information is only provided with respect to his retirement.

(17)	Mr. Sappington received a lump sum payment of $433,208 plus a life annuity of $35,636 per year payable as of January 1, 2008.
Mr. Allen

			Involuntary	Termination
Executive Benefits and Payments upon			Termination	Related to Change		Death or
Termination	Retirement		without Cause	in Control		Disability
Base Salary	$—		$—	$216,827	(1)	$—
Non-Equity Incentive Plan Compensation	179,563	(2)	—	195,144	(3)	179,563	(4)
Options (unexercised)(5)	—		—	3,072		—
Restricted Stock or Performance Shares (unvested)(6)	—		—	33,998		33,998
Insurance Benefits	—		—	14,157	(7)	—
Restoration Plan	121,392	(8)	121,392 (8)	121,392	(8)	118,689	(9)
Deferred Compensation(10)	39,636		39,636	39,636		22,020
Accrued Vacation	16,679		16,679	16,679		16,679
Perquisites	—		—	10,440	(11)	—
Excise Tax Gross-up	—		—	—	(12)	—

(1)	The amount shown reflects a payment of Mr. Allen’s annual base compensation in effect at the time of the change in control if either Mr. Allen’s employment would have been terminated without cause or Mr. Allen would have terminated his employment with cause within 24 months following a change in control in accordance with his Change in Control Agreement.

(2)	The amount shown reflects the cash bonus amount that would have been awarded under the Home Office Incentive Plan, assuming the attainment of the appropriate performance goals during 2007.

(3)	The amount shown reflects a payment of the highest annual bonus amount Mr. Allen would have been eligible to receive during 2007 if either Mr. Allen’s employment would have been terminated without cause or Mr. Allen would have terminated his employment with cause within 24 months following a change in control in accordance with his Change in Control Agreement. Pursuant to the Home Office Incentive Plan, Mr. Allen would have also received the maximum incentive bonus payable if we had experienced a change in control.

(4)	The amount shown reflects the target cash bonus amount that would have been awarded under the Home Office Incentive Plan.

(5)	The amounts shown reflect the value of the shares of our common stock underlying the unvested options that would have become vested in accordance with the 1994 Stock Incentive Plan, assuming payment of an exercise price of $22.97 per share for options granted in 2007 and a market value of $23.61. Options granted in 2006 were assumed to be unexercised because the exercise price of such options exceeded the market value. The amount shown would have been payable upon a change in control, irrespective of termination of the executive’s employment.

(6)	The amounts shown reflect the market value of the outstanding, unvested performance shares that would have become vested in accordance with the 1994 Stock Incentive Plan.

(7)	The amount shown reflects the market value of the outstanding, unvested restricted shares of our common stock, or restricted stock units, which would have become vested in accordance with the 1994 Stock Incentive Plan. The amount shown would have been payable upon a change in control, irrespective of termination of the executive’s employment.

(8)	The amount shown reflects the premiums for medical, disability and life insurance benefits that would have been provided for a 12-month period in accordance with Mr. Allen’s Change in Control Agreement.

(9)	Mr. Allen would have received a lump sum payment of $121,392 plus a life annuity of $23,858 per year payable as of January 1, 2008.

(10)	Upon death, Mr. Allen’s beneficiary would have received a lump sum payment of $118,689 plus a life annuity of $24,850 per year payable as of January 1, 2008. Upon disability, Mr. Allen would have received a life annuity of $37,957 per year payable as of June 1, 2009.

(11)	The amounts shown reflect an annuity that would have been payable as of January 1, 2008 for ten years pursuant to the Supplemental Executive Retirement Plan. The amounts would have been payable upon termination of the executive’s employment.

(12)	Change in control benefits do not include excise tax gross-up for any executive officers other than Messrs. Patterson and Kelley, in accordance with their Change in Control Agreements.
     We maintain certain compensatory arrangements that are intended to provide payments to the Named Executive Officers upon their resignation or retirement. These include the Retirement Plan, the Restoration Plan, the deferred pension arrangement and the 401(k) Plan, which are described above. We also maintain the Deferred Compensation Plan, which permits Named Executive Officers to elect to defer a portion of their compensation to retirement or termination of employment. Under certain circumstances, the compensatory arrangements described in the following paragraphs also provide payments or benefits upon resignation, retirement or termination of employment.
     We implemented Change in Control Agreements with certain of our executive officers in 1999 at a time when “golden parachute” agreements were common in the marketplace to protect executives in the wave of consolidation in the banking industry. Common speculation at that time suggested that we were a potential takeover target. We have consistently been conservative in our compensation philosophy and, at that time, we had no change in control protections for key management. In general, we believed that the relatively modest payouts and “double-trigger” feature of the agreements were appropriate to provide economic protection to the executives who would be most vulnerable in a change in control without unduly diminishing the return that would be provided to shareholders. The change in control agreements do not provide “walk-away” rights. The Executive Compensation and Stock Incentive Committee believes that the Change in Control Agreements are still needed to address a business contingency, and takes such arrangements into consideration in its compensation philosophy.
     We have entered into an agreement with each of Messrs. Patterson, Allen, Kelley, Cowsert and Bateman that provides certain benefits in the event that we experience a change in control and we terminate the officer’s employment without cause, or the officer resigns for cause within 24 months after the change in control. A “change in control” is defined to include (1) any person or group becoming the beneficial owner, directly or indirectly, of 25% or more of our outstanding voting securities; (2) during any period of two consecutive years, a change in a majority of our Board of Directors (however, new directors who were approved by a two-thirds vote of the directors still in office who either were directors at the beginning of the period or were so approved by the Board of Directors do not count toward the change in a majority); (3) approval by our shareholders of a merger or consolidation with any other corporation, other than a merger or consolidation resulting in our voting securities immediately prior to the transaction representing more than 65% of the merged or consolidated securities; or (4) approval by our shareholders of a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of our assets.
     The amount of benefits payable under the agreements to Messrs. Patterson and Kelley is 300% of the amount of annual base compensation and the highest annual bonus that the officer would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 36 months and, if the officer is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the officer as a result of any reimbursements for Section 280G excise taxes. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination.
     The amount of benefits payable under the agreements to Messrs. Cowsert and Bateman is 200% of the amount of annual base compensation and the highest annual bonus that the officer would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 24 months and, if the officer is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by the officer as a result of any reimbursements for Section 280G excise taxes. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination.

     The amount of benefits payable under the agreements to Mr. Allen is the amount of annual base compensation and the highest annual bonus that Mr. Allen would otherwise be entitled to receive in the year that the change in control occurs. In addition, all insurance and fringe benefits that are offered to similarly situated employees immediately prior to the change in control will be provided for a period of 12 months and, if Mr. Allen is subject to certain excise taxes pursuant to Section 280G of the Internal Revenue Code, we will reimburse him for all excise taxes that are imposed under Section 280G and any income and excise taxes payable by Mr. Allen as a result of any reimbursements for Section 280G excise taxes. All cash benefits payable under the agreements will be paid in a single lump sum within ten days following the date of termination.
     Equity awards are generally forfeited upon an executive’s termination of employment but are fully vested in the event of an executive’s approved retirement, death or disability. All unexercisable options granted under our stock option plans, including options granted to the Named Executive Officers, become exercisable immediately if we undergo a change in control. Under the Executive Performance Incentive Plan, if we experience a change in control, all participants will receive the maximum amount payable under the incentive bonus. This payment will be made as soon as practicable following the change in control.
Compensation Committee Interlocks and Insider Participation
     During 2007, the Executive Compensation and Stock Incentive Committee consisted of Messrs. Staub (Chairman), Franklin, Nolan and Lashlee. None of the members of the Executive Compensation and Stock Incentive Committee has at any time been one of our officers or employees. Members of the Executive Compensation and Stock Incentive Committee may, from time to time, have banking relationships in the ordinary course of business with our subsidiary, BancorpSouth Bank, as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” Messrs. Franklin, Nolan and Lashlee had no other relationship during 2007 requiring disclosure by us. Mr. Staub had a relationship with BancorpSouth Bank during 2007 as described in the section entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.” During 2007, none of our executive officers served as a member of another entity’s compensation committee, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee or was a director of BancorpSouth, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Executive Compensation and Stock Incentive Committee.

DIRECTOR COMPENSATION
     The following table provides information with respect to non-employee director compensation for the fiscal year ended December 31, 2007:

					Change in
					Pension Value
					and
		Fees			Nonqualified
		Earned or		Non-Equity	Deferred
	Fees Earned or	Paid in	Option	Incentive Plan	Compensation	All Other
Name(1)	Paid in Cash(2)	Stock(3)	Awards(4)	Compensation	Earnings	Compensation	Total
Hassell H. Franklin*	$24,200	$24,200	$23,455	$—	$—	$—	$71,855
W. G. Holliman, Jr.	21,000	21,000	23,455	—	—	—	65,455
Larry G. Kirk*	25,375 (5)	25,375 (5)	23,455	—	—	—	74,205
Turner O. Lashlee	22,750	22,750	23,455	—	—	—	68,955
Guy W. Mitchell, III	—	32,250	23,455	—	—	—	55,705
R. Madison Murphy	16,875	16,875	23,455	—	—	—	57,205
Robert C. Nolan	19,000	19,000	23,455	—	—	—	61,455
W. Cal Partee, Jr.(6)	—	33,250	23,455	—	—	—	56,705
Alan W. Perry(7)	—	31,650	23,455	—	—	—	55,105
Travis E. Staub*	25,100	25,100	23,455	—	—	—	73,655

*	Committee Chair.

(1)	Messrs. Patterson and Kelley, who are our employees, do not receive compensation for serving as members of the Board of Directors.

(2)	Our directors are required to take at least 50% of the fees payable to them for their service as directors (annual retainers and meeting attendance fees) in the form of our common stock. A director may elect to take a larger percentage of his fees in our common stock. Payments in stock are valued at market price on the date the fee is paid. Further, certain of our directors (Messrs. Franklin, Holliman, Kirk and Staub) have elected under our Deferred Directors’ Fee Unfunded Plan to defer receipt of all or a portion of the cash fees to which they are entitled until such time as they cease to be directors.

(3)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R. The assumptions used in calculating the accrued values are set forth in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007.

(4)	The amounts shown reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123R and includes options to purchase 3,600 shares of our common stock awarded to non-employee directors under our 1995 Non-Qualified Stock Option Plan on May 1, 2007. The assumptions used in calculating the accrued values are set forth in Note 15 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2007. As of December 31, 2007, the grant date fair value of each option award made to each director during 2007, computed in accordance with FAS 123R, and the aggregate number of shares of our common stock underlying outstanding options were as follows:

		Number of Securities Underlying
		Outstanding Option Awards
Name	Grant Date Fair Value	(Exercisable)	(Unexercisable)
Hassell H. Franklin	$23,220	30,000	3,600
W. G. Holliman, Jr.	23,220	30,000	3,600
Larry G. Kirk	23,220	18,000	3,600
Turner O. Lashlee	23,220	30,000	3,600
Guy W. Mitchell, III	23,220	14,400	3,600
R. Madison Murphy	23,220	21,600	3,600
Robert C. Nolan	23,220	21,600	3,600
W. Cal Partee, Jr.	23,220	21,600	3,600
Alan W. Perry	23,220	30,000	3,600
Travis E. Staub	23,220	30,000	3,600

(5)	Mr. Kirk was inadvertently underpaid $500 in 2006 for committee fees, which amount was paid in 2007.

(6)	Mr. Partee was inadvertently underpaid $500 in 2007 for committee fees, which amount will be paid in stock in 2008.

(7)	Mr. Perry was inadvertently overpaid $500 in 2007 for committee fees, which amount will be adjusted in 2008.
     Directors who are also our employees receive no additional compensation for serving on our Board of Directors or any committee thereof. Each of our directors also currently serves on the Board of Directors of BancorpSouth Bank. Our non-employee directors receive the following compensation for their service:
•	An annual retainer of $6,000 for serving on each of the boards, for a total annual retainer of $12,000;

•	A meeting fee of $1,500 for each regular or special meeting of our Board of Directors attended and $2,000 for each regular or special meeting of the Board of Directors of BancorpSouth Bank attended (the meeting fee is reduced to $1,000 for meetings of our Board of Directors that are held on the same day as meetings of the Board of Directors of BancorpSouth Bank);

•	Members of the Executive Committee and the Chairman of the Audit Committee receive a fee of $2,000 for each committee meeting attended;

•	Members of other standing committees of either board receive $1,000 for each committee meeting attended;

•	One-half of the applicable fee for each board or committee meeting attended via conference call; and

•	Chairmen of standing or special committees of the Board of Directors, other than the Audit Committee, receive an additional fee of $100 for each meeting attended for serving as such.
Directors are also reimbursed for necessary travel expenses and are insured under our group life insurance plan for amounts of $15,000 to age 65 and $9,750 from age 65 until reaching age 70.
     Each of our non-employee directors participates in our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors. The 1995 Non-Qualified Stock Option Plan automatically grants options to purchase 3,600 shares of our common stock to non-employee directors on May 1 of each year. Options can be exercised at any time after the date of the annual meeting of shareholders that follows the date of grant, provided that the director continuously serves during that term. The exercise price of an option is the fair market value of the common stock on the date of grant. Options expire upon the earlier of ten years after the date of grant or termination of service as a director. The 1995 Non-Qualified Stock Option Plan is administered by the Executive Compensation and Stock Incentive Committee, which may not deviate from the express annual awards provided for in the plan. A total of 564,000 shares of common stock are currently reserved for issuance under the 1995 Non-Qualified Stock Option Plan. As of January 31, 2008, options to exercise 475,964 shares of common stock have been granted under this plan, of which 160,364 options have been exercised. If approved by the shareholders at the 2008 annual meeting, however, the proposed Amendment to the 1995 Non-Qualified Stock Option Plan will increase the number of shares of our common stock that are available for purchase under the plan by 400,000 shares to a total of 964,000 shares.
     We do not provide stock awards to our non-employee directors.

AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors consists of three directors, each of whom is “independent” as defined by the listing standards of the New York Stock Exchange. The Audit Committee held 13 meetings in 2007. These meetings facilitated communication with senior management, the internal auditors and BancorpSouth’s independent registered public accounting firm. During 2007, the Audit Committee held discussions with the internal auditors and BancorpSouth’s independent registered public accounting firm, both with and without management present, on the results of their examinations and the overall quality of BancorpSouth’s financial reporting and internal controls.
     The role and responsibilities of the Audit Committee are set forth in the charter adopted by the Board of Directors, a copy of which is available on BancorpSouth’s website at www.bancorpsouthonline.com on the Investor Relations webpage under the caption “Corporate Governance.” In fulfilling its responsibilities, the Audit Committee:
•	Reviewed and discussed with management BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2007 and BancorpSouth’s unaudited quarterly consolidated financial statements during 2007 (including the disclosures contained in BancorpSouth’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”);

•	Discussed with KPMG LLP, BancorpSouth’s independent registered public accounting firm, the matters required to be discussed under Statements on Auditing Standards No. 61, as amended, both with and without management present; and

•	Received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, and discussed with KPMG LLP their independence.
     Based on the Audit Committee’s review and discussions as described above, and in reliance thereon, the Audit Committee recommended to BancorpSouth’s Board of Directors that BancorpSouth’s audited consolidated financial statements for the year ended December 31, 2007 be included in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.
Audit Committee:
Larry G. Kirk (Chairman)
R. Madison Murphy
W. Cal Partee, Jr.
     The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(d), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

EXECUTIVE COMPENSATION AND STOCK INCENTIVE COMMITTEE REPORT
     The Executive Compensation and Stock Incentive Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K, Item 402(b) with management. Based on such review and discussions, the Executive Compensation and Stock Incentive Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in BancorpSouth’s Annual Report on Form 10-K for the year ended December 31, 2007.
Executive Compensation and Stock Incentive Committee:
Travis E. Staub (Chairman)
Hassell H. Franklin
Robert C. Nolan
Turner O. Lashlee
     The information contained in this report shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A other than as provided in SEC Regulation S-K, Item 407(e)(5), or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that BancorpSouth specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     BancorpSouth Bank, our wholly-owned subsidiary, conducts banking transactions in the ordinary course of business with our officers and directors and their associates, affiliates and family members, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with persons not related to BancorpSouth and which do not involve more than the normal risk of collectibility or present other unfavorable features. While certain provisions of the Sarbanes-Oxley Act of 2002 generally prohibit us from making personal loans to our directors and executive officers, it permits BancorpSouth Bank and certain of our other subsidiaries to make loans to our directors and executive officers so long as these loans are on non-preferential terms. During the year ended December 31, 2007, BancorpSouth Bank made loans to our directors and executive officers and their family members that (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to BancorpSouth Bank, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.
     Pursuant to its charter and the Related Person Transaction Policy approved by our Board of Directors on April 27, 2007, the Nominating Committee reviews and recommends to the Board for approval in advance all “related persons” or affiliate transactions between us or BancorpSouth Bank and any of their “related persons” or affiliates, or transactions in which any of such persons directly or indirectly is interested or benefited. If advance approval of a Related Person Transaction by the Nominating Committee is not practicable, then the related person transaction shall be considered and, if the committee determines it to be appropriate, ratified at the committee’s next regularly scheduled meeting. In determining whether to approve or ratify a related person transaction, the Nominating Committee takes into account, among other factors it deems appropriate, whether the related person transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. In accordance with the Related Person Transaction Policy, no director is permitted to participate in any discussion or approval of a related person transaction for which he or she is a related person, except that the director shall provide all material information concerning the related person transaction to the Nominating Committee.
     Pursuant to the Related Person Transaction Policy, the Board of Directors has delegated to the Chair of the Nominating Committee the authority to pre-approve or ratify, as applicable, any related person transaction with a related person in which the aggregate amount involved is expected to be less than $100,000. In addition, the policy enumerates certain related person transactions that are deemed to be pre-approved or ratified, as applicable, by the committee.
     During 2007, the following transactions with related persons occurred:
•	Laura Staub Young, the daughter of director Travis E. Staub, was employed by BancorpSouth Bank as First Vice President, Student Loan Manager;

•	Clayton H. Patterson, the son of Chairman of the Board and Chief Executive Officer Aubrey B. Patterson, was employed by BancorpSouth Bank as a Vice President during 2007; and

•	James Kevin Martin, the son-in-law of Aubrey B. Patterson, was employed as an Administration Officer for Network Services of BancorpSouth Bank in 2007.
     During 2007, each of Ms. Young and Mr. Martin was paid an aggregate amount of salary and bonus less than $100,000 and received other benefits comparable to those received by employees having similar positions. The compensation of each was established by BancorpSouth Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions. Because the compensation involved in both of these transactions was less than $100,00, neither of these transactions constituted a related person transaction in accordance with the Related Person Transaction Policy. In accordance with the terms of the Related Person Transaction Policy, the Nominating Committee approved and ratified Clayton Patterson’s compensation and employment arrangement.

GENERAL INFORMATION
Counting of Votes
     All matters specified in this Proxy Statement that are to be voted on at the annual meeting will be voted upon by ballot. Inspectors of election will be appointed to, among other things, determine the number of shares outstanding, the shares represented at the annual meeting, the existence of a quorum and the authenticity, validity and effect of proxies, to receive votes on ballots, to hear and determine all challenges and questions in any way arising in connection with the right to vote, to count and tabulate all votes and to determine the result. Each proposal presented herein to be voted on at the annual meeting must be approved by the affirmative vote of the holders of the number of shares described under such proposal. The inspectors of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote “for” or “against” and will be disregarded in the calculation of a plurality or of “votes cast.” Abstentions will, however, have the effect of a vote “against” those matters that require approval by a majority of the shares represented at the meeting and entitled to vote (i.e., the proposals to ratify KPMG LLP as our independent registered public accounting firm and approve the Amendment to our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors).
     Inspectors of election will treat shares referred to as “broker non-votes” (i.e., shares held of record by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote with respect to proposals that do not relate to “routine” matters) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, however, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). Because approval of the Amendment to our 1995 Non-Qualified Stock Option Plan for Non-Employee Directors is not a routine matter and will be decided by the affirmative vote of a majority of the shares of our common stock represented at the annual meeting and entitled to vote, broker non-votes on this proposal will have the effect of a vote against the proposal at the annual meeting, assuming that a quorum is obtained.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock, to file initial reports of ownership and reports of changes in ownership of our common stock with the SEC. These officers, directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms and certain other forms that they file. There are specific due dates for these reports, and we are required to report in this Proxy Statement any failure to file reports timely as required for 2007. Based solely upon a review of the applicable filings on the SEC’s EDGAR website, copies of reports furnished to us and written representations that no other reports were required, we believe that these reporting and filing requirements were complied with for 2007.
Shareholder Nominations and Proposals
     Shareholders who would like to recommend director nominees or make a proposal for consideration at the 2009 annual meeting of shareholders should submit the nomination or proposal, along with proof of ownership of our common stock in accordance with Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, in writing and mailed to the Corporate Secretary at the address listed below. We must receive all such nominations and proposals not later than November 21, 2008 in order for the nomination or proposal to be included in our proxy statement. Shareholder nominations and proposals submitted after November 21, 2008 but before December 21, 2008 will not be included in our proxy statement, but may be included in the agenda for our 2009 annual meeting if submitted to our Corporate Secretary at the address listed below and if such nomination or proposal includes:
•	The name and address of the shareholder;

•	The class and number of shares of common stock held of record and beneficially owned by such shareholder;

•	The name(s), including any beneficial owners, and address(es) of such shareholder(s) in which all such shares of common stock are registered on our stock transfer books;

•	A representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice;

•	A brief description of the business desired to be submitted to the annual meeting of shareholders, the complete text of any resolutions intended to be presented at the annual meeting and the reasons for conducting such business at the annual meeting of shareholders;

•	Any personal or other material interest of the shareholder in the business to be submitted;

•	As to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•	All other information relating to the nomination or proposed business that may be required to be disclosed under applicable law.
In addition, a shareholder seeking to submit such nominations or business at the meeting shall promptly provide any other information we reasonably request. Such notice shall be sent to the following address:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
Any nomination for director or other proposal by a shareholder that is not timely submitted and does not comply with these notice requirements will be disregarded and, upon the instructions of the presiding officer of the annual meeting, all votes cast for each such nominee and such proposal will be disregarded.
     The individuals named as proxies on the proxy card for our 2009 annual meeting of shareholders will be entitled to exercise their discretionary authority in voting proxies on any shareholder proposal that is not included in our proxy statement for the 2009 annual meeting, unless we receive notice of the matter to be proposed not earlier than November 21, 2008 nor later than December 21, 2008 and in accordance with the requirements listed above. Even if proper notice is received within such time period, the individuals named as proxies on the proxy card for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising shareholders of the proposal and how the proxies intend to exercise their discretion to vote on these matters, unless the shareholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Securities Exchange Act of 1934.
Householding of Proxy Materials and Annual Reports
     The SEC rules regarding delivery of proxy statements and annual reports may be satisfied by delivering a single proxy statement and annual report to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding” and can result in meaningful cost savings for us. In order to take advantage of this opportunity, we may deliver only one proxy statement and annual report to certain multiple shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. Shareholders who participate in householding, however, will continue to receive separate proxy cards. We undertake to deliver promptly upon request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold our common stock as a registered shareholder and prefer to receive separate copies of a proxy statement and/or annual report either now or in the future, please call 1-800-368-5948 or send a written request to:

BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
     If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Shareholders who share an address and are receiving multiple copies of proxy statements and annual reports and would prefer to receive a single copy of such material, either now or in the future, can request delivery of a single copy of a proxy statement and/or annual report by calling 1-800-368-5948 or sending a written request to the address above.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
     This Proxy Statement and our 2007 Annual Report to Shareholders are available at http://phx.corporate-ir.net/phoenix.zhtml?c=98652&p=proxy. If you wish to attend the annual meeting and need directions, please call us at 1-888-797-7711.
Miscellaneous
     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of common stock in their names or in the names of nominees for their expenses in forwarding this proxy material to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.
     Our management is not aware of any matters other than those described above which may be presented for action at the annual meeting. If any other matters properly come before the annual meeting, the proxies will be voted with respect so such matters in accordance with the judgment of the person or persons voting such proxies, subject to the direction of our Board of Directors.
     A copy of our 2007 Annual Report to Shareholders has been mailed to all shareholders entitled to notice of and to vote at the annual meeting.
     A copy of our Annual Report on Form 10-K for the year ended December 31, 2007 will be furnished without charge to any shareholder who requests such report by sending a written request to:
BancorpSouth, Inc.
One Mississippi Plaza
201 South Spring Street
Tupelo, Mississippi 38804
Attention: Corporate Secretary
     A copy of our Form 10-K may also be obtained without charge on our website at www.bancorpsouthonline.com on our Investor Relations webpage under the caption “SEC Filings” and through the SEC’s website at www.sec.gov.
BANCORPSOUTH, INC.
AUBREY B. PATTERSON
Chairman of the Board
and Chief Executive Officer
March 21, 2008

APPENDIX A
AMENDMENT TO THE BANCORPSOUTH, INC.
1995 NON-QUALIFIED STOCK OPTION PLAN FOR
NON-EMPLOYEE DIRECTORS
     THIS AMENDMENT to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the “Plan”) by BancorpSouth, Inc. (the “Company”) is made by the board of directors of the Company on this 23rd day of January, 2008, to be effective upon the date of approval at a meeting of the Company’s stockholders.
RECITALS:
     WHEREAS, the Company established the Plan, effective January 24, 1995, in order to encourage equity ownership by members of the Company’s board of directors and to align the financial interests of the board and the Company’s stockholders;
     WHEREAS, the Plan was amended and restated effective February 14, 1998 to conform the Plan to changes to Rule 16b-3 promulgated by the Securities and Exchange Commission and to provide certain administrative modifications and, effective with the approval of stockholders at the Company’s 2005 annual meeting, was amended to increase the number of shares of Company stock available for purchase under the Plan; and
     WHEREAS, the Company desires to amend the Plan to provide for (i) awards of stock options, restricted stock and restricted stock units to be made in the discretion of the Committee (the administrator of the Plan), (ii) provide limited discretion to the Committee to determine the number of shares of Company common stock subject to awards made under the Plan, (iii) limit the number of shares of Company common stock that may be issued under awards each year, and (iv) increase the number of shares of Stock that are available for purchase under the Plan by 400,000 shares to a total of 964,000;
     NOW, THEREFORE, the Plan is hereby amended as follows:
I. Section 1.2 is restated as follows:
     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award grant to such Participant.
II. Section 1.3 is restated as follows:
     1.3 Award. A right that is granted under the Plan to a participant by the Company, which may be in the form of an Option, Restricted Stock, or Restricted Stock Units.
III. Section 1.15 is denominated as Section 1.16 and a new Section 1.15 is added as follows:
     1.15 Restricted Stock Unit. An Award described in Section 4.4 that entitles a Participant to receive shares of Stock, cash or a combination of Stock and cash, as determined by the Committee. A Restricted Stock Unit represents an unfunded promise by the Company and is not a transfer of property within the meaning of section 83 of the Code until the time that the conditions stated in the Award for transferring Stock have been satisfied.
IV. Section 3.2 is restated as follows:
     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards to each individual serving the Company as a director who is also not an employee of the Company or an Affiliate (i.e., a “Participant”). Awards shall be subject to such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise or payment of all or any part of an Award. The Committee shall specify the type of Award that is granted and number of shares of Stock subject thereto. The “Grant Date” of an Award is the date that the material terms of the Award are specified by the Committee and all specified conditions to the Award have occurred. The Committee may from time to time take action to provide for the automatic grant of an Award to all Participants to be effective on a specified date or dates (e.g., the beginning of each board term). The Committee may prospectively modify the terms of any such automatic grant through a subsequent action.
V. The first paragraph of Section 4.1 is restated as follows:
     4.1 Options.
VI. Section 4.1(a) is restated as follows:
     (a) Number. The number of shares of Stock subject to each Option shall be determined in the sole and absolute discretion of the Committee, provided that the number of shares of Stock subject to Options granted during each annual board term to a Participant shall not exceed 10,000 shares.
VII. Section 4.1(c) is restated as follows:
     (c) Option Period. The period during which an Option may be exercised and the date of its expiration shall be specified by the Committee, provided that no Option may be exercisable within six months following the Grant Date. The period within which an Option may be exercised is, hereinafter, the “Option Period.”
VIII. Section 4.2 is restated as follows:
     4.2 Restricted Stock.
          (a) Terms. The number of shares of Stock subject to each grant of Restricted Stock shall be determined in the sole and absolute discretion of the Committee, provided that number of shares of Stock that are subject to all such Awards granted to each Participant shall not exceed 5,000 shares of Stock per annual board term. The Committee may grant Restricted Stock to a Participant as a part of any arrangement established by the Committee and specified in an Agreement, and may include the obligation by the Participant to pay a purchase price specified by the Committee. Each Award of Restricted Stock to a Participant shall also specify the risks of forfeiture and/or restrictions on transfer. A Participant who receives a grant of Restricted Stock shall be treated as a shareholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of the Agreement. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to Restricted Stock.
          (b) Retirement, Death, Etc. Prior to the occurrence of a forfeiture described in an Award, all shares of Restricted Stock shall become fully vested if the Participant dies while a director of the Company or retires in accordance with the Company’s normal retirement policies.
IX. The following is added to the Plan as a new Section 4.4:
     4.4 Restricted Stock Units. The number of shares of Stock subject to each grant of Restricted Stock Units shall be determined in the sole and absolute discretion of the Committee, provided that number of shares of Stock that are subject to all such Awards granted to each Participant shall not exceed 5,000 shares of Stock per annual board term. Each Restricted Stock Unit Award shall specify the number of shares of Stock, the formula for determining the number of shares of Stock, and/or the amount of cash that a Participant may receive upon the satisfaction of conditions specified in the Award, which may include the obligation of the Participant to pay a purchase price specified by the Committee. A Participant who receives Restricted Stock Units shall not be treated as a shareholder of the Company until the conditions specified in the Award have been satisfied. Unless otherwise specified in an Agreement, Participants shall not be entitled to receive dividend equivalents on Restricted Stock Units.
X. Section 5.1 is restated as follows:
     5.1 Source of Shares. Upon satisfaction of conditions specified in an Award, the Company shall deliver to Participants authorized but previously unissued Stock or Stock that is held by the Company as treasury stock.

XI. Section 5.2 is restated as follows:
     5.2 Maximum Number of Shares. The maximum number of shares of Stock that may be issued pursuant to this Plan is increased from 564,000 to 964,000, subject to increases and adjustments as provided in Article VIII.
XII. Section 6.1 is restated as follows:
     6.1 Minimum Restrictions on Stock Rights. For a period of at least six months after the Grant Date, Options shall not be exercisable, restrictions on Restricted Stock shall not lapse, and Stock under a Restricted Stock Unit shall not be transferable to the Participant.
XIII. Section 6.3 is restated as follows:
     6.3 Transferability. Generally, any Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant. However, an Award granted under this Plan may be transferable to the extent provided in an Agreement. Provided, further, that no right or interest of a Participant in any Award shall be subject to, any lien, obligation or liability of such Participant.
XIV. Section 7.5 is restated as follows:
     7.5 Issuance and Delivery of Shares. Subject to the conditions of Article IX, shares of Stock to be issued pursuant to an Award shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after (i) a Participant receives an Award of Restricted Stock, (ii) a Participant exercises an Option, (iii) the Participant satisfies the requirements specified in a Restricted Stock Unit Award; provided, however, that the Company may condition the delivery of shares on the Participant’s execution of any applicable shareholder agreement or agreement described in Section 9.2 that the Company requires at the time of exercise; and provided further that the Company may delay the delivery of Stock until all restrictions specified in an Award have lapsed.
     XV. The first paragraph of Section 8.2 is restated as follows:
     8.2 Effect of Certain Transactions. The provisions of this Section 8.2 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a “Change in Control,” as defined in Section 8.2(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, (i) all shares of Restricted Stock and any Restricted Stock Units that are outstanding at the time of the Change in Control shall become fully vested immediately prior to the Change in Control event, and (ii) all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.
     IN WITNESS WHEREOF, the undersigned officer of the Company has executed this Amendment on the date first written above.

BANCORPSOUTH, INC.
By:	/s/ Aubrey B. Patterson

Its:	Chairman and Chief Executive Officer

APPENDIX B
BANCORPSOUTH, INC.
DIRECTOR INDEPENDENCE STANDARDS
     The Board of Directors of BancorpSouth, Inc., through its Nominating Committee, on an annual basis, reviews the independence of all directors, affirmatively makes a determination as to the independence of each director and discloses the basis for those determinations. No director will qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with BancorpSouth (either directly or as a partner, shareholder or officer of an organization that has a relationship with BancorpSouth). In each case, the Board will broadly consider all relevant facts and circumstances when making independence determinations. To assist the Board in determining whether a director is independent, the Board of Directors shall consider the standards set forth below. In addition to the independence determinations referenced above, BancorpSouth may also have to disclose other relationships pursuant to Securities and Exchange Commission and/or New York Stock Exchange rules and regulations.
Employment.
I.	A director will not be considered independent if, within the preceding three years:
•	the director was employed by BancorpSouth; provided, however, that employment as an interim Chairman or Chief Executive Officer or other executive officer will not disqualify a director from being considered independent following that employment;

•	an immediate family member of the director was employed by BancorpSouth as an executive officer;

•	the director was (but is no longer) a partner or employee of a firm that is BancorpSouth’s internal or external auditor and personally worked on BancorpSouth’s audit within that time;

•	an immediate family member of the director was (but is no longer) a partner or employee of a firm that is BancorpSouth’s internal or external auditor and personally worked on BancorpSouth’s audit within that time;

•	the director was employed as an executive officer of another company at the same time when a present BancorpSouth executive officer served on that company’s compensation committee; or

•	an immediate family member of the director was employed as an executive officer of another company at the same time when a present BancorpSouth executive officer served on that company’s compensation committee.
II.	A director will not be considered independent if:
•	the director or an immediate family member is a current partner of a firm that is BancorpSouth’s internal or external auditor;

•	the director is a current employee of a firm that is BancorpSouth’s internal or external auditor; or

•	the director has an immediate family member who is a current employee of a firm that is BancorpSouth’s internal or external auditor and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice.
Compensation. A director will not be considered independent if, within the preceding three years, the director, or his or her immediate family member, receives more than $100,000 during any twelve-month period in direct compensation from BancorpSouth, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other

B-1

executive officer will not be considered in determining independence under this test. Compensation received by an immediate family member for service as an employee of BancorpSouth (other than an executive officer) will not be considered in determining independence under this test.
Audit Committee members will not be considered independent if he or she, other than in his or her capacity as a member of the Audit Committee, the Board of Directors or any other Board committee, (i) accepts directly or indirectly any consulting, advisory or other compensatory fee from BancorpSouth or any of its subsidiaries or (ii) is an affiliated person of BancorpSouth or any of its subsidiaries. For purposes of this paragraph, compensatory fees do not include, however, the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with BancorpSouth; provided that such compensation is not contingent in any way on continued service. An Audit Committee member that sits on the Board of Directors of BancorpSouth and one of its subsidiaries may be considered independent, even though he or she would be deemed to be an affiliate of a subsidiary of BancorpSouth, if he or she, except for being a director on each such Board of Directors, otherwise meets the independence requirements set forth above in this paragraph for each such entity, including the receipt of only ordinary-course compensation for serving as a member of the Board of Directors, Audit Committee or any other Board Committee of each such entity.
Customer Relationships. A director will not fail to be considered independent solely as a result of lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, cash management and similar services) between BancorpSouth and its subsidiaries, on the one hand, and the director or a company in which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that:
•	such relationships are in the ordinary course of business of BancorpSouth and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

•	with respect to extensions of credit by BancorpSouth or its subsidiaries to such director, company or its subsidiaries:
–	such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

–	no event of default has occurred under the extension of credit.
Business Relationships. A director will not be considered independent if the director is a current employee, or any immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, BancorpSouth for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues. Contributions to tax exempt organizations are not considered “payments” for purposes of these standards; provided, however, that a director will not be considered independent if the Board determines that a director has had a material relationship with BancorpSouth within the preceding three years due to charitable contributions made by BancorpSouth to a charitable organization in which a director serves as an executive officer.
Definitions. For purposes of these independence standards, “immediate family members” of a director include the director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home. The Board of Directors of BancorpSouth need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.

B-2

REVOCABLE PROXY BancorpSouth ANNUAL MEETING OF SHAREHOLDERS DATE: APRIL 23, 2008 TIME: 9:30 a.m. (Central Time) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder of record hereby appoints Larry G. Kirk, Guy W. Mitchell, III, and Hassell H. Franklin, or any of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of BancorpSouth, Inc. (the “Company”), to be held at the BancorpSouth Conference Center, 387 East Main Street, Tupelo, Mississippi on Wednesday, April 23,2008, at 9:30 a.m., Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this Proxy will be voted FOR all Proposals and in accordance with the recommendations of the Board of Directors on any other proposal that may properly come before the Annual Meeting. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE BANCORPSOUTH, INC. — ANNUAL MEETING, APRIL 23, 2008: YOUR VOTE IS IMPORTANT! Annual Meeting Materials are available on-line at: http://phx.corporate-ir.net7phoenix.zhtml?c=98652&p=proxy You can vote in one of three ways: 1. Call toll free 1-866-257-2279 on a Touch-Tone Phone. There is NO CHARGE to you for this call. or 2. Via the Internet at https://www.proxyvotenow.com/bxs and follow the instructions. or 3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Annual Meeting of Shareholders APRIL 23, 2008 For Against Abstain 2. To ratify the appointment of KPMG LLP as the Independent registered public accounting firm of BancorpSouth, Inc. and Its subsidiaries for the year ending December 31, 2008. 3. To approve the proposed Amendment to the BancorpSouth, Inc. 1995 Non-Qualified Stock Option Plan for Non-Employee Directors. PLEASE MARK VOTES AS IN THIS EXAMPLE X REVOCABLE PROXY BancorpSouth, Inc. For All Withhold For All All Except 1. Election of Directors Nominees: W.G. Holliman, Jr. James V. Kelley Turner 0. Lashlee Alan W. Perry INSTRUCTIONS: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below. For Against Abstain THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS Mark here if you plan to attend the meeting Mark here for address change and note change Please be sure to date and sign this proxy card in the box below. Date Sign above Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign. IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL PROXY VOTING INSTRUCTIONS Shareholders of record have three ways to vote: By Mail; or By Telephone (using a Touch-Tone Phone); or By Internet. A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 2 a.m. (Central Time), April 23, 2008. It is not necessary to return this proxy if you vote by telephone or Internet. Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 2 a.m. (Central Time), April 23, 2008: 1-866-257-2279 Vote by Internet anytime prior to 2 a.m. (Central Time), April 23, 2008 go to https://www.proxvvotenow.com/bxs Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. ON-LINE ANNUAL MEETING MATERIALS:http://phx.corporate-ir.net/phoenix.zhtml?c=98652&p=proxy Your vote is important!